                                                                    EXHIBIT 10.7




                  INTERCONNECTION AGREEMENT UNDER SECTIONS 251

                 AND 252 OF THE TELECOMMUNICATIONS ACT OF 1996

                          DATED AS OF SEPTEMBER 4, 1998


                                 BY AND BETWEEN

                   NEW ENGLAND TELEPHONE AND TELEGRAPH COMPANY

                                      D/B/A

                          BELL ATLANTIC - MASSACHUSETTS

                                       AND

                               NETWORK PLUS, INC.

 INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE TELECOMMUNICATIONS
                                   ACT OF 1996


         This Interconnection Agreement (this "Agreement"), under Sections 251 and 252 of the Telecommunications Act of 1996 (the "Act"), is effective as of the 4th day of September, 1998 (the "Effective Date"), by and between New England Telephone and Telegraph Company, d/b/a Bell Atlantic - Massachusetts ("BA" or "Bell Atlantic"), a New York corporation with offices 185 Franklin Street, Boston, Massachusetts 02110, and Network Plus, Inc. ("Network Plus"), a Massachusetts corporation with offices at 234 Copeland Street, Quincy, MA 02169 (each a "Party" and, collectively, the "Parties").

         WHEREAS, Network Plus has requested that BA make available to Network Plus interconnection, service and unbundled network elements upon the same terms and conditions as provided in the Interconnection Agreement (and amendments thereto) between Teleport Communications Boston ("TCG") and BA, dated as of October 29, 1997, for Massachusetts, approved by the Massachusetts Department of Public Utilities under Section 252 of the Act (the "Separate Agreement") and attached as Appendix 1 hereto; and

         WHEREAS, BA has undertaken to make such terms and conditions available to Network Plus hereby only because and, to the extent required by, Section 252(i) of the Act.

         NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Network Plus and BA hereby agree as follows:

         1.0      INCORPORATION OF APPENDIX BY REFERENCE

     1.1 Except as expressly stated herein, the terms and conditions of Appendix 1 hereto (with all Schedules and Exhibits thereto) are incorporated by reference in their entirety herein and form an integral part of this Agreement.

     1.2 References in Appendix 1 hereto to Teleport Communications Boston or to TCG shall for purposes of this Agreement be deemed to refer to Network Plus.

     1.3 References in Appendix 1 hereto to the "Effective Date", the date of effectiveness thereof and like provisions shall for purposes of this Agreement be deemed to refer to the date first written above. Unless terminated earlier in accordance with the terms of Appendix 1 hereto, this Agreement shall continue in effect until the Separate Agreement is terminated.

         1.4 All notices, affidavits, exemption-certificates or other communications to BA under Section 29.8 of Appendix 1 hereto shall be sent to the following address:



                  Tax Administration
                  Bell Atlantic Corporation
                  1095 Avenue of the Americas
                  Room 3109
                  New York, New York  10036

         1.5 Notices to Network Plus under Section 29.12 of Appendix 1 hereto shall be sent to the following address:

                  Network Plus, Inc.
                  Attn: Lisa Korner
                  234 Copeland Street
                  Quincy, Massachusetts 02169
                  Phone: 617/552-5254
                  Facsimile: 617/786-8406

         1.6 Notices to BA under Section 29.12 of Appendix 1 hereto shall be sent to the following address:

                  President - Telecom Industry Services
                  Bell Atlantic
                  1095 Avenue of the Americas
                  40th Floor
                  New York, New York 10036
                  Facsimile: (212) 597-2585

     2.0  CLARIFICATIONS

     2.1 The Parties agree that if any judicial or regulatory authority of competent jurisdiction determines (or has determined) that BA is not required to furnish any service or item or provide any benefit to telecommunications carriers otherwise required to be furnished or provided to Network Plus hereunder, then BA may, at its sole option, avail itself of any such determination by providing written notice thereof to Network Plus.

     2.2 The entry into, filing and performance by BA of this Agreement does not in any way constitute a waiver by BA of any of the rights and remedies it may have to seek review of any of the provisions of the Separate Agreement, or to petition the Commission, other administrative body or court for reconsideration or reversal of any determination made by any of them, or to seek review in any way of any portion of this Agreement in connection with Network Plus's election under Section 252(i) of the Act.


                           [Intentionally Left Blank]




IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of this 4th day of September, 1998.


NETWORK PLUS, INC.                     BELL ATLANTIC - MASSACHUSETTS

By: /s/ Michael Oyster                 By:  /s/ Jeffrey A. Masoner
    ------------------                      -----------------------
Printed:  Michael Oyster               Printed:  Jeffrey A. Masoner

Title:  President, Local               Title:  Vice President -- Interconnection
        Services Division                      Services Policy & Planning

                                   APPENDIX I

 INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE TELECOMMUNICATIONS
                                  ACT OF 1996

                          DATED AS OF OCTOBER 29, 1997


                                 BY AND BETWEEN


                           BELL ATLANTIC-MASSACHUSETTS

                                       AND

                         TELEPORT COMMUNICATIONS BOSTON

                                TABLE OF CONTENTS

SECTION                                                                     PAGE

1.0      DEFINITIONS

2.0      INTERPRETATION AND CONSTRUCTION

3.0      SCOPE

4.0      INTERCONNECTION PURSUANT TO SECTION 251(c)(2)

         4.1       Scope
         4.2       Physical Interconnection of Networks
         4.3       Numbering Plans
         4.4       Technical Specifications
         4.5       Interconnection in Additional LATA

5.0      TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE
         TRAFFIC PURSUANT TO SECTION 251(c)(2)

         5.1       Scope of Traffic
         5.2       Switching System Hierarchy
         5.3       Trunk Group Architecture and Traffic Routing
         5.4       Signaling
         5.5       Grades of Service
         5.6       Measurement and Billing
         5.7       Reciprocal Compensation Arrangements -- Section 251(b)(5)
         5.8       Municipal Calling Service

6.0 TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC PURSUANT TO SECTION 251(c)(2)

         6.1       Scope of Traffic
         6.2       Trunk Group Architecture and Traffic Routing
         6.3       Meet-Point Billing Arrangements

7.0      TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC

         7.1       Information Services Traffic
         7.2       Tandem Transit Service ("Transit Service")
         7.3       Dedicated Transit Service
         7.4       911/E911 Arrangement

8.0 JOINT NETWORK CONFIGURATION AND GROOMING PLAN AND INSTALLATION, MAINTENANCE, TESTING AND REPAIR

         8.1       Joint Network Configuration and Grooming Plan
         8.2       Installation, Maintenance, Testing and Repair

9.0      UNBUNDLED ACCESS -- SECTION 251(c)(3)

         9.1       Local Link Transmission Types
         9.2       ADSL and HDSL
         9.3       Port Types
         9.4       Private Lines, Special Access and Switched Transport
         9.5       Limitations on Unbundled Access
         9.6       Availability of Other Network Elements on an Unbundled Basis
         9.7       Provisioning of Unbundled Links
         9.8       Maintenance of Unbundled Network Elements
         9.9       Acknowledgments Related to Unbundled Network Elements

10.0     RESALE -- SECTIONS 251(c)(4) and 251(b)(1)

         10.1      Availability of Wholesale Rates for Resale
         10.2      Availability of Retail Rates for Resale
         10.3      Term and Volume Discounts

11.0     NOTICE OF CHANGES -- SECTION 251(c)(5)

12.0     COLLOCATION -- SECTION 251(c)(6)

13.0     NUMBER PORTABILITY -- SECTION 251(b)(2)

         13.1   Scope
         13.2   Procedures for Providing INP Through Remote Call Forwarding
         13.3   Procedures for Providing INP Through Route Indexing
         13.4   Procedures for Providing INP Through Full NXX Code Migration
         13.5   Other Interim Number Portability Options
         13.6   Receipt of Terminating Compensation on Traffic to INP'ed Numbers

14.0     NUMBER RESOURCES ASSIGNMENTS

15.0     DIALING PARITY -- SECTION 251(b)(3)

16.0     ACCESS TO RIGHTS-OF-WAY -- SECTION 251(b)(4)

17.0     DATABASES AND SIGNALING

18.0     REFERRAL ANNOUNCEMENT

19.0     DIRECTORY SERVICES ARRANGEMENTS

         19.1    Directory Listings and Directory Distributions
         19.2    Directory Assistance ("DA") and Operator Services
         19.3    Directory Assistance Call Completion
         19.4    Directory Assistance Credits
         19.5    Direct Access to Directory Assistance
         19.6    Inward Operator Services
         19.7    Operator Service
         19.8    0+ Mechanized Operator Calls
         19.9    0- Operator Handled Calls
         19.10   Operator Emergency Bulletin Service
         19.11   Operator Passthrough Service`

20.0     GENERAL RESPONSIBILITIES OF THE PARTIES

21.0     TERM AND TERMINATION

22.0     DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

23.0     CANCELLATION CHARGES

24.0     NON-SEVERABILITY

25.0     INDEMNIFICATION

26.0     LIMITATION OF LIABILITY

27.0     PERFORMANCE STANDARDS

28.0     REGULATORY APPROVAL

29.0     MISCELLANEOUS

         29.1    Authorization
         29.2    Compliance
         29.3    Compliance with the Communications Law Enforcement Act of 1994
         29.4    Independent Contractor
         29.5    Force Majeure
         29.6    Confidentiality
         29.7    Governing Law
         29.8    Taxes
         29.9    Non-Assignment
         29.10   Non-Waiver
         29.11   Disputed Amounts
         29.12   Notices
         29.13   Publicity and Use of Trademarks or Service Marks
         29.14   Joint Work Product
         29.15   No Third Party Beneficiaries; Disclaimer of Agency

         29.16     No License
         29.17     Technology Upgrades
         29.18     Survival
         29.19     Scope of Agreement
         29.20     Amendment
         29.21     Entire Agreement

                          LIST OF SCHEDULES AND EXHIBIT



                                    SCHEDULES


Schedule 1.0                 Certain Terms As Defined in the Act

Scheduled 8.2                BA Installation Intervals

Pricing Schedule

                                     EXHIBIT

Exhibit A                    Network Element Bona Fide Request

           INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE
                         TELECOMMUNICATIONS ACT OF 1996

     This Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996 ("Agreement"), is effective as of the 29th day of October, 1997 (the "Effective Date"), by and between Teleport Communications Boston ("TCG"), a Massachusetts partnership with offices at Two Teleport Drive, Suite 300, Staten Island, NY 10311 and New England Telephone and Telegraph Company, d/b/a Bell Atlantic - Massachusetts ("BA"), a New York corporation with offices at 185 Franklin Street, Boston, Massachusetts.

     WHEREAS, the Parties want to interconnect their networks at mutually agreed upon points of interconnection to provide Telephone Exchange Services (as defined below) and Exchange Access (as defined below) to their respective Customers.

     WHEREAS, the Parties are entering into this Agreement to set forth the respective obligations of the Parties and the terms and conditions under which the Parties will interconnect their networks and provide other services as required by the Act (as defined below) and additional services as set forth herein.

     NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TCG and BA hereby agree as follows:

1.0  DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings specified below in this Section 1.0. For convenience of reference only, the definitions of certain terms that are As Defined in the Act (as defined below) are set forth in Schedule 1.0. Schedule 1.0 sets forth the definitions of such terms as of the date specified on such Schedule and neither Schedule 1.0 nor any revision, amendment or supplement thereof intended to reflect any revised or subsequent interpretation of any term that is set forth in the Act is intended to be a part of or to affect the meaning or interpretation of this Agreement.

     1.1 "Act" means the Communications Act of 1934 (47 U.S.C. 153(r)), as amended by the Telecommunications Act of 1996, and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Department within its state of jurisdiction.

     1.2 "ADSL" or "Asymmetrical Digital Subscriber Line" means a transmission technology which transmits an asymmetrical digital signal using one of a variety of line codes as specified in ANSI standards T1.413-1995-007R2.

     1.3 "Affiliate" is As Defined in the Act.

     1.4 "Agreement for Switched Access Meet Point Billing" means the Agreement for Switched Access Meet Point Billing dated as of March 21, 1996 by and between the Parties

     1.5 "As Defined in the Act" means as specifically defined by the Act and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Department.

     1.6 "As Described in the Act" means as described in or required by the Act and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Department.

     1.7 "Automatic Number Identification" or "ANI" means a Feature Group D signaling parameter which refers to the number transmitted through a network identifying the billing number of the calling Party.

     1.8 "Busy Line Verification/Busy Line Verification Interrupt Traffic" or "BLV/BLVI Traffic" means an operator service call in which the caller inquires as to the busy status of or requests an interruption of a call on another Customer's Telephone Exchange Service line.

     1.9 "Calling Party Number" or "CPN" is a Common Channel Interoffice Signaling ("CCIS") parameter which refers to the number transmitted through a network identifying the calling Party.

     1.10 "Central Office Switch" means a switch used to provide
Telecommunications Services, including, but not limited to:

         (a) "End Office Switches" which are used to terminate Customer station Links for the purpose of interconnection to each other and to trunks;

         (b) "Tandem Office Switches" which are used to connect and switch trunk circuits between and among other Central Office Switches; and

              (c) "Combination End/Office Switches" which are used to terminate Customer station Links for the purposes of interconnection to each other and to trunks, and to connect and switch trunk circuits between and among the Central Office Switches.

     1.11 "CCS" means one hundred (100) call seconds.

     1.12 "CLASS Features" means certain CCIS-based features available to Customers including, but not limited to: Automatic Call Back; Call Trace; Caller Identification; Call Return and future CCIS-based offerings.

     1.13 "Collocation" means an arrangement whereby one Party's (the "Collocating Party") facilities are terminated in its equipment necessary for Interconnection or for access to Network Elements on an unbundled basis which has been installed and maintained at the premises of a second Party (the "Housing Party"). For purposes of Collocation, the "premises" of a Housing Party is limited to the occupied structure or portion thereof in which such Housing Party has the exclusive right of occupancy. Collocation will be "physical," unless physical collocation is not practical for technical reasons or because of space limitations, in which case virtual collocation will be provided, subject to DPU approval or mutual agreement. In "Physical Collocation," the Collocating Party installs and maintains its own equipment in the Housing Party's premises.

     1.14 "Common Channel Interoffice Signaling" or "CCIS" means the signaling system, developed for use between switching systems with stored-program control, in which all of the signaling information for one or more groups of trunks is transmitted over a dedicated high-speed data link rather than on a per-trunk basis and, unless otherwise agreed by the Parties, the CCIS used by the Parties shall be SS7.

     1.15 "Cross Connection" means a connection provided pursuant to Collocation at the Digital Signal Cross Connect, Main Distribution Frame or other suitable frame or panel between (i) the Collocating Party's equipment and (ii) the equipment or facilities of the Housing Party.

     1.16 "Customer" means a third-Party residence or business that subscribes to Telecommunications Services provided by either of the Parties.

     1.17 "Department" or "DPU" means the Massachusetts Department of Public Utilities.

     1.18 "Dialing Parity" is As Defined in the Act. As used in this Agreement, Dialing Parity refers to both Local Dialing Parity and Toll Dialing Parity. "Local Dialing Parity" means the ability of Telephone Exchange Service Customers of a LEC to select a provider and make local calls without dialing extra digits. "Toll Dialing Parity" means the ability of Telephone Exchange Service Customers of a LEC to place toll calls (interLata or intraLata) which are routed to a toll carrier (intraLATA or interLATA) of their selection without dialing access codes or additional digits and with no unreasonable dialing delay.

     1.19 "Digital Signal Level" means one of several transmission rates in the time-division multiplex hierarchy.

     1.20 "Digital Signal Level 0" or "DS0" means the 64 Kbps zero-level signal in the time-division multiplex hierarchy.

     1.21 "Digital Signal Level 1" or "DS1" means the 1.544 Mbps first-level signal in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS1 is the initial level of multiplexing.

     1.22 "Digital Signal Level 3" or "DS3" means the 44.736 Mbps third-level in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS3 is defined as the third level of multiplexing.

     1.23 "Direct Customer Access Service" or "DCAS" is an electronic interface system provided by BA to facilitate the ordering, provisioning and maintenance of various interconnection arrangements.

     1.24 "Exchange Message Record" or "EMR" means the standard used for exchange of Telecommunications message information among Telecommunications providers for billable, non-billable, sample, settlement and study data. EMR format is contained in Bellcore Practice BR-010-200-010 CRIS Exchange Message Record.

     1.25 "Exchange Access" is As Defined in the Act.

     1.26 "FCC" means the Federal Communications Commission.

     1.27 "Fiber-Meet" means an Interconnection architecture method whereby the Parties physically Interconnect their networks via an optical fiber interface (as opposed to an electrical interface) at a mutually agreed upon location.

     1.28 "High-Bit Rate Digital Subscriber Line" or "HDSL" means a transmission technology which transmits up to a DS1-level signal, using any one of the following line codes: 2 Binary / 1 Quartenary ("2B1Q"), Carrierless AM/PM, Discrete Multitone ("DMT"), or 3 Binary / 1 Octel ("3B0').

     1.29 "Information Service Traffic" means Local Traffic or IntraLATA Toll Traffic which originates on a Telephone Exchange Service line and which is addressed to an information service provided over a Party's information services platform (e.g., 976).

     1.30 "Integrated Digital Loop Carrier" means a subscriber loop carrier system which integrates within the switch, at a DS1 level, twenty-four (24) local Link transmission paths combined into a 1.544 Mbps digital signal.

     1.31 "Interconnection" is As Described in the Act and refers to the connection of a network, equipment, or facilities, of one carrier with the network, equipment, or facilities of another for the purpose of transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic.

     1.32 "Interexchange Carrier" or "IXC" means a carrier that provides, directly or indirectly, interLATA or intraLATA Telephone Toll Services.

     1.33 "Interim Telecommunications Number Portability" or "INP" is As Described in the Act.

     1.34 "InterLATA Service" is As Defined in the Act.

     1.35 "Integrated Services Digital Network" or "ISDN" means a switched network service that provides end-to-end digital connectivity for the simultaneous transmission of voice and data. Basic Rate Interface-ISDN ("BRI-ISDN") provides for a digital transmission of two 64 Kbps bearer channels and one 16 Kbps data channel ("2B+D").

     1.36 "IntraLATA Toll Traffic" means those IntraLATA station calls that are not defined as Local Traffic in this Agreement.

     1.37 "Local Access and Transport Area" or "LATA" is As Defined in the Act.

     1.38 "Local Exchange Carrier" or "LEC" is as defined in the Act.

     1.39 "Local Link Transmission" or "Link" means the entire transmission path which extends from the network interface/demarcation point at a Customer's premises to the Main Distribution Frame or other designated frame or panel in a Party's Wire Center which serves the Customer. Links are defined by the electrical interface rather than the type of facility used.

     1.40 "Local Traffic" means a call which is originated and terminated within a given LATA in the Commonwealth of Massachusetts, as defined in DPU Tariff 10,
Section 6, except for those calls that are specified to be terminated through switched access arrangements. IntraLATA calls originated on a 1+ presubscription basis when available or a casual dialed (10XXX/101XXXX) basis are not considered local traffic.

     1.41 "Losses" means any and all losses, costs (including court costs), claims, damages (including fines, penalties, and criminal or civil judgments and settlements), injuries, liabilities and expenses (including attorneys' fees).

     1.42 "Main Distribution Frame" or "MDF" means the distribution frame of the Party providing the Link used to interconnect cable pairs and line and trunk equipment terminals on a switching system.

     1.43 "Meet-Point Billing" means the process whereby each Party bills the appropriate tariffed rate for its portion of a jointly provided Switched Exchange Access Service as agreed to in the Agreement for Switched Access Meet Point Billing.

     1.44 "Network Element" is As Defined in the Act.

     1.45 "Network Element Bona Fide Request" means the process described in Exhibit A that prescribes the terms and conditions relating to a Party's request that the other Party provide a Network Element not otherwise provided by the terms of this Agreement.

     1.46 "North American Numbering Plan" or "NANP" means the numbering plan used in the United States, Canada, Bermuda, Puerto Rico and certain Caribbean Islands. The NANP format is a 10-digit number that consists of a 3-digit NPA code (commonly referred to as the area code), followed by a 3-digit NXX code and 4-digit line number.

     1.47 "Number Portability" is As Defined in the Act.

     1.48 "NXX" means the three-digit code which appears as the first three digits of a seven digit telephone number.

     1.49 "Party" means either BA or TCG, and "Parties" means BA and TCG.

     1.50 "Port" means a termination on a Central Office Switch that permits Customers to send or receive Telecommunications over the public switched network, but does not include switch features or switching functionality.

     1.51 "Point of Termination Bay" or "POT Bay" means the intermediate distributing frame system which serves as the point of demarcation for collocated interconnection.

     1.52 "Rate Center" means the specific geographic point which has been designated by a given LEC as being associated with a particular NPA-NXX code which has been assigned to the LEC for its provision of Telephone Exchange Service. The Rate Center is the finite geographic point identified by a specific V&H coordinate, which is used by that LEC to measure, for billing purposes, distance-sensitive transmission services associated with the specific Rate Center. Rate Centers will be identical for each Party until such time as TCG is permitted by an appropriate regulatory body or elects to create its own Rate Centers within an area.

     1.53 "Reciprocal Compensation" is As Described in the Act, and refers to the payment arrangements that recover costs incurred for the transport and termination of Telephone Exchange Service Traffic.

     1.54 "Route Indexing" means the provision of Interim Number Portability through the use of direct trunks provisioned between end offices of BA and TCG over which inbound traffic to a ported number will be routed.

     1.55 "Routing Point" means a location which a LEC has designated on its own network as the homing (routing) point for inbound traffic to one or more of its NPA-NXX codes. The Routing Point is also used to calculate mileage measurements for the distance-sensitive transport element charges of Switched Exchange Access Services. Pursuant to Bell Communications Research, Inc. ("Bellcore") Practice BR 795-100-100 (the "Bellcore Practice"), the Routing Point (referred to as the "Rating Point" in such Bellcore Practice) may be an End Office Switch location or a "LEC Consortium Point of Interconnection." Pursuant to such Bellcore Practice, each "LEC Consortium Point of Interconnection" shall be designated by a common language location identifier ("CLLI") code with (x)KD in positions 9, 10, 11, where (x) may be any alphanumeric A-Z or 0-9. The Routing Point must be located within the LATA in which the corresponding NPA-NXX is located. However, Routing Points associated with each NPA-NXX need not be the same as the corresponding Rate Center, nor must there be a unique and separate Routing Point corresponding to each unique and separate Rate Center; provided only that the Routing Point associated with a given NPA-NXX must be located in the same LATA as the Rate Center associated with the NPA-NXX.

     1.56 "Service Control Point" or "SCP" means a component of the signaling network that acts as a database to provide information to another component of the signaling network (i.e., Service Switching Point or another SCP) for processing or routing certain types of network calls. A query/response mechanism is typically used in communicating with an SCP.

     1.57 "Signaling Transfer Point" or "STP" means a component of the signaling network that performs message routing functions and provides information for the routing of messages between signaling network components. An STP transmits, receives and processes CCIS messages.

     1.58 "Single Bill/Multiple Tariff" shall mean that one bill is rendered to the IXC from all LECs who are jointly providing access service. A single bill consists of all rate elements applicable to access services billed on one statement of charges under one billing account number using each Party's appropriate access tariffs. The bill could be rendered by, or on behalf of, either of the Parties.

     1.59 "Switched Exchange Access Service" means the offering of transmission or switching services to Telecommunications Carriers for the purpose of the origination or termination of Telephone Toll Service. Switched Exchange Access Services include: Feature Group A, Feature Group B, Feature Group D, 800/888 access, and 900 access and their successors or similar Switched Exchange Access services.

     1.60 "Synchronous Optical Network" or "SONET" means an optical interface standard that allows inter-networking of transmission products from multiple vendors. The base transmission rate is 51.84 Mbps ("OC-1/STS-1") and higher rates are direct multiples of the base rate.

     1.61 "Technically Feasible Point" is As Described in the Act.

     1.62 "Telecommunications" is As Defined in the Act.

     1.63 "Telecommunications Act" means the Telecommunications Act of 1996 and any rules and regulations promulgated thereunder.

     1.65 "Telecommunications Carrier" is As Defined in the Act.

     1.66 "Telecommunications Service" is As Defined in the Act.

     1.67 "Telephone Exchange Service" is As Defined in the Act.

     1.69 "Telephone Toll Service" is As Defined in the Act.

     1.69 "Wire Center" means an occupied structure or portion thereof in which a Party has the exclusive right of occupancy and which serves as a Routing Point for Switched Exchange Access Service.

2.0  INTERPRETATION AND CONSTRUCTION

     All references to Sections, Exhibits and Schedules shall be deemed to be references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The headings of the Sections and the terms defined in Schedule 1.0 are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of this Agreement. Unless the context shall otherwise require, any reference to any agreement, other instrument (including BA or other third Party offerings, guides or practices), statute, regulation, rule or tariff is to such agreement, instrument, statute, regulation, rule or tariff as amended and supplemented from time to time (and, in the case of a statute, regulation, rule or tariff, to any successor provision).

3.0  SCOPE

     This Agreement sets forth the terms and conditions under which TCG and BA will interconnect their respective networks to enable TCG to provide Telecommunications Services consistent with the rights and obligations set forth in Section 251 of the Act. TCG represents that it is a provider of Telephone Exchange Service to residential and business subscribers over its own Telephone Exchange Service facilities or in combination with the resale of the Telecommunications Services of other carriers.

4.0  INTERCONNECTION PURSUANT TO SECTION 251(c)(2)

     Subject to the terms and conditions of this Agreement, Interconnection of the Parties' facilities and equipment pursuant to Section 4.0 for the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic shall be established on or before the corresponding "Interconnection Activation Date" shown for each such LATA within the Commonwealth of Massachusetts on Schedule 4.0. Schedule 4.0 may be revised and supplemented from time to time upon the mutual agreement of the Parties to reflect the Interconnection in the additional LATA in Massachusetts pursuant to
Section 4.5 by attaching one or more supplementary schedules to such schedule.

     4.1      Scope

     Section 4.0 describes the physical architecture for Interconnection of the Parties' facilities and equipment for the transmission and routing of Telephone Exchange Service Traffic and Exchange Access traffic pursuant to Section 251(c)(2) of the Act. Sections 5.0 and 6.0 prescribe the specific logical trunk groups (and traffic routing parameters) which will be configured over the physical connections described in this Section 4.0 related to the transmission and routing of Telephone Exchange Service Traffic and Exchange Access traffic, respectively. Other trunk groups, as described in this Agreement, may be configured using this architecture.

     4.2      Physical Interconnection of Networks

              The Parties mutually agree that the following are possible methods for interconnecting facilities:

              1. Collocation using physical collocation used unless technical feasibility or space limitations make that model impractical; or

              2. via purchase of facilities from either Party by the other
Party;

              3. upon mutual agreement as to technical feasibility, interconnection on a mid-span basis; or

              4. upon mutual agreement any other technically feasible basis permitted by law.

Each Party ("Providing Party") shall provide to the other Party ("Collocation Party"), upon request, Physical Collocation for the placement of the Collocation Party's transport facilities and equipment, pursuant to the terms and conditions of the Providing Party's applicable tariffs on file with the appropriate regulatory agency and License Agreements, as necessary for Interconnection or for access to unbundled Network Elements (pursuant to Section 9.0). Transport Facilities may be purchased at the rates, terms and conditions set forth in each Party's Intrastate Private Line or Interstate Access Services tariffs.

              4.2.1 The Parties agree that the existing interconnection architecture shall provide the model for network interconnection following the execution of this Agreement. The Parties will cooperatively work to implement either of the alternative models upon request of either Party or pursuant to the Joint Grooming Plan and forecast under Section 5.3.1. TCG will establish a point of interconnection at each and every access tandem where TCG desires to provide connection to end-offices subtending those access tandems. Alternatively, TCG may elect to interconnect directly to BA's End Offices for completion of Telephone Exchange Service Traffic to BA end-users. BA will connect at each TCG combination End Office Tandem serving as an Access Tandem in each LATA in BA's operating territory within Massachusetts. Such interconnecting facilities will conform at a minimum. to the telecommunications industry standard, Bellcore Standard No. TR-NWT-0499. Signal Transfer Point, Signaling System 7 ("SS7") connectivity will be used at each appropriate interconnection point. BA will provide out-of-band signaling using Common Channel Signaling Access capability where technically and economically feasible, in accordance with the technical specifications set forth in the Bellcore Guidelines for SS-7 interconnection (TR-TSV-000905). The Parties agree that their facilities shall provide the necessary on-hook, off-hook answer and disconnect supervision and shall hand off calling number ID when available and technically feasible. The Parties further agree that in the event either Party interconnects through the purchase of facilities and/or services from the other Party, the available tariff rates will apply to the purchase of such facilities and/or services.

              4.2.2 The Parties mutually agree to establish trunk groups sufficient in capacity to provide a grade of service, availability and service quality which is comparable to that provided on interoffice trunk groups within BA's network and which meets all appropriate and relevant industry-accepted quality, reliability and availability standards. Notwithstanding the foregoing, each Party may construct its network, including the interconnecting facilities, to achieve optimum cost effectiveness and network efficiency.

     4.3      Numbering Plans

              The Parties agree to bill Telephone Exchange Service Calls made by their respective Customers to NXX Codes served by another Party based on the V&H rating points assigned to the NXX Codes of the other Party. The V&H rating points of the originating Customer and the terminating Customer will determine the rating of calls.

     4.4      Technical Specifications

              4.4.1 TCG and BA shall work cooperatively to install and maintain a reliable network. TCG and BA shall exchange appropriate information (e.g., maintenance contact numbers, network information, information required to comply with law enforcement and other security agencies of the Government and such other information as the Parties shall mutually agree) to achieve this desired reliability.

              4.4.2 TCG and BA shall work cooperatively to apply sound network management principles by invoking network management controls to alleviate or to prevent congestion.

              4.4.3 The publication "Bellcore Technical Publication TR-INS-000342; High Capacity Digital Special Access Service, Transmission Parameter Limits and Interface Combinations" describes the practices, procedures, specifications and interfaces generally utilized by BA and is referenced herein to assist the Parties in meeting their respective Interconnection responsibilities related to Electrical/Optical Interfaces.

     4.5      Interconnection in Additional LATA

              4.5.1 If TCG determines to offer Telephone Exchange Services in the other LATA in which BA also offers Telephone Exchange Services in Massachusetts, TCG shall provide written notice to BA of the need to establish Interconnection in such LATA pursuant to this Agreement.

              4.5.2 The notice provided in Section 4.5.1 shall include (i) TCG's switch location in the LATA; (ii) TCG's desired Network Interconnection Points
(NIP); (iii) TCG's requested Interconnection Activation Date; and (iv) a non-binding forecast of trunking requirements.

              4.5.3 Unless otherwise agreed by the Parties, the Interconnection Activation Date in the new LATA shall be no more than the one hundred and fiftieth (150th) calendar day following the day on which TCG delivered notice to BA of the need to establish Interconnection pursuant to Section 4.5.1. Within ten (10) business days of BA's receipt of the TCG's Notice, BA and TCG shall confirm in writing the Network Interconnection Points, and Interconnection Activation Date for the LATA.

5.0 TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE TRAFFIC PURSUANT TO SECTION 251(c)(2)

     5.1      Scope of Traffic

     Section 5.0 prescribes parameters for trunk groups (the "Traffic Exchange Trunks") to be effected over the Interconnections specified in Section 4.0 for the transmission and routing of Local Traffic and IntraLATA Toll Traffic between the Parties' respective Telephone Exchange Service Customers.

     5.2      Switching System Hierarchy

     Either Party may deploy End Office switches, Tandem switches, or combination End Office Tandem switches as required to meet their respective network design requirements.

     5.3      Trunk Group Architecture and Traffic Routing

     The Parties shall jointly engineer and configure Traffic Exchange Trunks over the physical Interconnection arrangements covered in Section 4.2 as follows:

              5.3.1 The Parties shall maintain the existing network configuration pending the development and implementation of a mutually acceptable Joint Grooming Plan.

              5.3.2 Notwithstanding anything to the contrary in this Section 5.0, if the two-way traffic volumes between any two Central Office Switches at any time exceeds the CCS busy hour equivalent of one DS1, the Parties shall within sixty (60) days after such occurrence add trunks or establish new direct trunk groups consistent with the grades of service and quality parameters set forth in the Joint Grooming Plan; provided, however, nothing in this Section 5.3 shall require a Party to establish new direct trunk groups on or before the date which is one hundred and twenty (120) days after the applicable Interconnection Activation Date; provided, however, that if such traffic volume is exceeded within such one hundred and twenty (120) day period, such Party shall establish new direct trunk groups on the date which is the later of sixty (60) days after such occurrence or one hundred and twenty-one (121) days after the Interconnection Activation Date.

     5.4      Signaling

              5.4.1 Where available, CCIS signaling shall be used by the Parties to set up calls between the Parties' Telephone Exchange Service networks. If CCIS signaling is unavailable, Multi-Frequency ("MF") signaling shall be used by the Parties. Each Party shall charge the other Party equal and reciprocal rates for CCIS signaling in accordance with applicable tariffs. During the term of this Agreement neither Party shall charge the other Party additional usage-sensitive rates for SS7 queries made for Local Traffic.

              5.4.2 The publication "Bellcore Special Report SR-TSV-002275, BOC Notes on the LEC Networks - Signaling" describes the practices, procedures and specifications generally utilized by BA for signaling purposes and is referenced herein to assist the Parties in meeting their respective Interconnection responsibilities related to signaling.

              5.4.3 The Parties shall cooperate on the exchange of Transactional Capabilities Application Part ("TCAP") messages to facilitate interoperability of CCIS-based features between their respective networks, including all CLASS features and functions on IntraLATA calls only, to the extent each Party offers such features and functions to its Customers. All CCIS signaling parameters will be provided including, calling Party number ("CPN"), originating line information ("OLI"), calling Party category and charge number. The Parties will provide each other with Destination Point Codes necessary to rout call associated and non-call associated (eg.,TCAP) messages.

              5.4.4 Each Party shall provide trunk groups where available that are configured utilizing the B8ZS ESF protocol for 64 Kbps clear channel transmission to allow for ISDN interoperability between the Parties' respective networks.

     5.5      Grades of Service

     The Parties shall initially engineer and shall jointly monitor and enhance all trunk groups consistent with the Joint Grooming Plan.

     5.6      Measurement and Billing

              5.6.1 For billing purposes, each Party shall pass Calling Party Number ("CPN") information on each call carried over the Traffic Exchange Trunks; provided that so long as the percentage of calls passed with CPN is greater than ninety percent (90%), all calls exchanged without CPN information shall be billed as either Local Traffic or IntraLATA Toll Traffic in direct proportion to the minutes of use of calls exchanged with CPN information.

              5.6.2 Measurement of billing minutes (except for originating 800/888 calls) shall be in actual conversation seconds. Measurement of billing minutes for originating 800/888 calls shall be in accordance with applicable tariffs (i.e., access minutes as defined in FCC No. 1 tariff will be used).

              5.6.3 Where CPN is not available in a LATA for greater than ten percent (10%) of the traffic, the Party sending the traffic shall provide factors to determine the jurisdiction, as well as local vs. toll distinction, of the traffic. Such factors shall be supported by call record details that will be made available for review upon request.

Where a Party is passing CPN but the receiving Party is not properly receiving or recording the information, the Parties shall cooperatively work to correctly identify the traffic, and establish a mutually agreeable mechanism that will prevent improperly rated traffic. Notwithstanding this, if any improperly rated traffic occurs, the Parties agree to reconcile it.

              5.6.4 Notwithstanding the above, if either Party has technical difficulty meeting the requirements of Section 5.6 the Parties agree to work cooperatively to develop interim measurements and billing procedures for determining traffic jurisdiction, directionality and the Tandem/End Office mix for Traffic Exchange Trunks. The interim measurement and billing procedures shall apply for a period not to exceed twelve (12) months unless a different time period is mutually agreed to by the Parties.

     5.7      Reciprocal Compensation Arrangements -- Section 251(b)(5)

              5.7.1 Reciprocal Compensation only applies to the transport and termination of Local Traffic billable by BA or TCG which a Telephone Exchange Service Customer originates on BA's or TCG's network for termination on the other Party's network within the same LATA except as provided in Section 13.6 below.

              5.7.2 Except as provided in Section 5.7.3 below, the Parties shall compensate each other for transport and termination of Local Traffic in an equal and symmetrical manner as provided in the Pricing Schedule. No additional charges, including port or transport charges, shall apply for the termination of Local Traffic. When Local Traffic is terminated over the same trunks as other traffic, any port or transport or other applicable access charges related to such other traffic shall be prorated to be applied only to such other traffic.

              5.7.3 As ordered by the Department in the Consolidated Arbitrations, when BA terminates Local Traffic to TCG subscribers using TCG's switch and the TCG switch serves a geographic area comparable to the area served by the BA tandem switch, BA shall pay to TCG the tandem interconnection charge set forth in the Pricing Schedule.

              5.7.4 The Reciprocal Compensation arrangements set forth in this Agreement are not applicable to Switched Exchange Access Service, cellular traffic or to any other intraLATA calls originated on a third Party carrier's network on a 1+ presubscribed basis or a casual dialed (10XXX or 101XXXX) basis. All Switched Exchange Access Service and all IntraLATA Toll Traffic shall continue to be governed by the terms and conditions of the applicable federal and state tariffs.

              5.7.5 Compensation for transport and termination of all traffic which has been subject to performance of INP by one Party for the other Party pursuant to Section 13.0 shall be as specified in Section 13.6.

              5.7.6 When either Party delivers seven (7) or ten (10) digit translated intraLATA 800/888 service to the other Party for termination, the originating Party shall provide the terminating Party with billing records in industry standard format (EMR) if required by the terminating Party. The originating Party may bill the terminating Party for the delivery of the traffic at local reciprocal compensation rates. The terminating Party may not bill the originating Party reciprocal compensation under this Agreement. The Party that is providing the 800/888 service shall pay the database inquiry charge per the Pricing Schedule to the Party that performed the database inquiry.

     5.8      Municipal Calling Service

     The Parties shall work cooperatively to facilitate each Party's public service obligations to provide its end user customers with toll free Municipal Calling Service ("MCS") or similar services which treat certain toll calls as local. Such cooperation shall include the sharing of certain account and toll free municipal ("TFM") codes on a daily or other mutually agreeable basis and working with other industry participants to satisfactorily resolve MCS related measurement and billing issues associated with implementation of intraLATA presubscription.

6.0 TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC PURSUANT TO SECTION 251(c)(2)

     6.1      Scope of Traffic

     Section 6.0 prescribes parameters for certain trunk groups ("Access Toll Connecting Trunks") to be established over the Interconnections specified in
Section 4.0 for the
transmission and routing of Exchange Access traffic between the Parties' Telephone Exchange Service Customers and Interexchange Carriers ("IXCs").

     6.2      Trunk Group Architecture and Traffic Routing

              6.2.1 The Parties shall jointly establish Access Toll Connecting Trunks by which they will jointly provide tandem-transported Switched Exchange Access Services to Interexchange Carriers to enable such Interexchange Carriers to originate and terminate traffic from/to the Parties' Customers.

              6.2.2 Access Toll Connecting Trunks shall be used solely for the transmission and routing of Exchange Access to allow the Parties' Customers to connect to or be connected to the interexchange trunks of any Interexchange Carrier which is connected to either of the Parties' Access Tandem.

              6.2.3 The Access Toll Connecting Trunks may be two-way trunks connecting an End Office Switch utilized to provide Telephone Exchange Service and Switched Exchange Access in a given LATA to an Access Tandem Switch utilized to provide Exchange Access in such LATA.

              6.2.4 For Meet Point Billing at TCG's option, TCG's End Office may subtend BA's Access Tandem. In the event TCG elects this the option, TCG's End Office switch (i.e., Routing Point) shall subtend the BA Access Tandem nearest to such Routing Point, as measured in airline miles utilizing the V&H coordinate method. If TCG establishes an Access Tandem in Massachusetts, BA may at its option subtend such TCG Access Tandem for Meet Point Billing purposes. Alternative configurations will be discussed as part of the Joint Grooming Plan.

     6.3      Meet Point Billing Arrangements

              6.3.1 For the purposes of this section, the Parties agree that Tandem and subtending End Office arrangements shall be according to LERG with respect to interconnection between the Parties for jointly-provided Switched Exchange Access arrangements, except as mutually amended by the Parties. The Parties agree that where they jointly provide Switched Access Service, they will share revenues received for such services in the manner described in this
Section:

              6.3.1.1 The Parties will use the New York Intrastate Access Settlement Pool Inc. ("NYSP") as their vendor to bill the Switched Access Exchange Service charges to the appropriate Interexchange carrier on behalf of both Parties based on the respective Switched Exchange Access Service Tariff rates of the Parties (single bill, multiple tariff), in accordance with the existing agreement executed on March 21, 1996 between the Parties and NYSP which is incorporated by reference herein. In the event that agreement is terminated before the termination of this Agreement, the Parties agree that it shall be renewed or another vendor shall be selected by the Parties to perform those functions under a similar agreement in Massachusetts. The Parties will work cooperatively to establish and maintain these billing arrangements. In the event the NYSP or subsequent vendor cannot perform the billing functions the Party providing the first point of tandem switching may perform the billing collection and revenue distribution function on a timely basis.

              6.3.1.2 In accordance with the March 21, 1996 agreement between the Parties and the NYSP, the Parties will bear the charges of the NYSP to each of the Parties in direct proportion to the revenues distributed by the NYSP to each of except where one Party causes the NYSP to incur unique and directly attributable costs for extraordinary activities, then that Party shall bear the cost of those activities.

              6.3.1.3 Retroactive adjustments such as jurisdictional factor changes by the Switched Exchange Access Service customer, if applied, will be passed through and the Parties will "true-up" revenues based on such adjustments.

              6.3.1.4 In the 128 LATA for conventionally routed Tandem subtending access arrangements where there is one Tandem and the Tandem Party switches directly to the End Office using its own facilities, the NYSP will remit to the End Office Party seventy percent (70%) of all switched access revenues that Party would have collected were it providing the entire switched access service, net of NYSP fees. The NYSP will remit to the Tandem Party the remainder of all switched access revenues collected, net of NYSP fees.

              6.3.1.5 In the 128 LATA for double Tandem routed traffic, where the Tandem Party switches to the End Office Party's Tandem using its own facilities, the revenue distribution is as noted above in Section 6.3.1.4, except that the percentages shall be applied at ninety percent (90%) rather than seventy percent (70%). However, if the Tandem Party requests a conventional routing directly into the End Office Party's End Office, and the End Office Party does not make a direct End Office connection available to the Tandem Party within two (2) months of the request, the billing will occur as if the traffic were conventionally routed and the Tandem Party was switching directly to the End Office, as stated in the paragraph above.

              6.3.1.6 Nothing in this section changes or otherwise modifies BA's provision of switched carrier access pursuant to its applicable tariffs. These arrangements shall apply only when TCG or BA provide alternative switched carrier access services to interexchange carriers ("IXCs") for origination or termination of calls between an IXC and either Parties' Customers.

              6.3.2.1 For jointly provided wireless traffic, the Party receiving the traffic directly from the wireless carrier shall bill that traffic at its appropriate tariffed rates. That Party shall keep twenty five percent (25%) of revenues collected and shall distribute the remaining seventy five percent (75%) of the revenues to the End Office Party. The Parties agree to continue negotiations with respect to this provision, with the intent of agreeing on mutually acceptable revisions within 30 business days after the Effective Date.

              6.3.2.2 Nothing in this section changes or otherwise modifies BA's provision of wireless services pursuant to its applicable tariffs. These arrangements shall apply only when TCG or BA provide alternative wireless services to wireless carriers for origination or termination of calls between a wireless carrier and either Parties' Customers.

              6.3.3 The provisions of Sections 6.3.1.4, 6.3.1.5 and 6.3.2.1 are contingent upon Switched Exchange Access Service charges as they exist as of the time of execution of this Agreement. The Parties recognize that the FCC or the DPU may change, revise, or otherwise modify Switched Exchange Access Service. In the event that the DPU or the FCC modifies or changes the current Switch Exchange Access Service or wireless rate structures, including but not limited to redirecting the allocation of the recovery of various costs between rate elements, the Parties will renegotiate revised Meet Point Billing Arrangements to ensure a fair and reasonable allocation of revenues. Until such time as the Parties agree upon revised Meet Point Billing Arrangements the provisions of Sections 6.3.1.4, 6.3.1.5 and 6.3.2.1 will remain in effect subject to a true-up to reflect the revised Meet Point Billing Arrangements.

7.0      TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC

     7.1      Information Services Traffic

              7.1.1 Each Party shall route Information Services Traffic which originates on its own network to the appropriate information services platform(s) connected to the other Party's network. TCG and BA will jointly establish a dedicated trunk group to the BA information services tandem switch. This trunk group will be utilized to allow TCG to route Information Services Traffic originated on its network to BA, and to allow TCG to receive Information Services Traffic from BA for a trial of interim number portability arrangements related to Information Services Traffic.

              7.1.2 In Massachusetts, subscriber priced Information Services, including but not limited to Interactive Information Network Service, shall be available when the originating Party orders separate trunks to the terminating Party for termination of such traffic only. The terminating Party will charge the originating Party $.03 per minute of use for transport and switching. The terminating Party will make available, upon request from the originating Party, rating service at a charge of $.03 per message plus a $15,000 non-recurring charge, provided that the originating Party provides the terminating Party with call records free of charge. Under rating service the terminating Party will rate calls placed by the Originating Party's Customers and terminating to Information Provider services on the terminating Party's network, according to the rates established by such Information Providers. The terminating Party will then provide the rated call records to the originating Party. The terminating Party will not bill and collect for such rated calls. Alternatively, at the originating Party's option, it may purchase a rating table from the terminating Party at the rate set forth in the Pricing Schedule. The originating Party is responsible for all payments due the Information Providers to whose programs that Party's Customer places calls, and other obligations and relationships with such Information Providers.

              7.1.3 Nothing in this agreement shall restrict either Party from offering to its Exchange Service Customer the ability to block the completion of Information Services Traffic.

     7.2      Tandem Transit Service ("Transit Service")

              7.2.1 "Transit Service" means the delivery of certain traffic between TCG and a LEC by BA over the Traffic Exchange Trunks. The following traffic types will be delivered: (i) Local Traffic or IntraLATA Toll Traffic originated from TCG to such LEC and (ii) Local Traffic or IntraLATA Toll Traffic originated from such LEC and terminated to TCG.

              7.2.2 Subject to Section 7.2.4, the Parties shall compensate each other for Transit Service as follows:

              (a) TCG shall pay BA for Local Traffic TCG originates over the Transit Service at the rate specified in the Pricing Schedule plus any additional charges or costs such terminating LEC imposes or levies on BA for the delivery or termination of such traffic, including any switched access charges; and

              (b) BA shall pay TCG for Local, InterLATA, or IntraLATA Toll Traffic terminated to TCG from such LEC at the appropriate reciprocal compensation rates described in Section 5.7, InterLATA access rates, or (where BA delivers such traffic pursuant to the Department's primary toll carrier plan or other similar plan) at TCG's applicable switched access rates or local termination rate, whichever is appropriate.

              7.2.3 While the Parties agree that it is the responsibility of a LEC to enter into arrangements to deliver Local Traffic to TCG, they acknowledge that such arrangements are not currently in place and an interim arrangement is necessary to ensure traffic completion. Accordingly, until the earlier of (i) the date on which either Party has entered into an arrangement with such LEC to deliver Local Traffic to TCG or (ii) one hundred and eighty (180) days after the Interconnection Activation Date, BA will deliver and TCG will terminate Local Traffic originated from such LEC without charge to one another.

              7.2.4 BA expects that all networks involved in Transit Service will deliver each call to each involved network with CCIS and the appropriate Transactional Capabilities Application Part ("TCAP") message to facilitate full interoperability of those services supported by BA as noted in Section 1.12 and billing functions. In all cases, TCG is responsible to follow the Exchange Message Record ("EMR") standard and exchange records with both BA and the terminating LEC to facilitate the billing process to the originating network.

              7.2.5 For purposes of this Section 7.2, BA agrees that it shall make available to TCG, at TCG' s sole option, any transiting arrangement BA offers to another LEC at the same rates, terms and conditions provided to such other LEC.

     7.3      Dedicated Transit Service

              7.3.1 "Dedicated Transit Service" provides for the dedicated connection between a TCG collocation arrangement established pursuant to applicable tariffs and/or license agreements at a BA premises and a collocation arrangement of a third Party carrier that maintains a collocation arrangement at the same premises. Dedicated Transit Service shall be provided using a cross-connection (dedicated connection) using suitable BA-provided cable or transmission facilities or any other mutually agreed upon arrangement.

              7.3.2 The carrier that requests the Dedicated Transit Service shall be the customer of record for both ends of the service in terms of ordering, provisioning, maintenance, and billing. Alternative arrangements may be utilized if agreed upon by all three Parties.

         7.4      911/E911 Arrangements

              7.4.1 Definition. 911 and E911 traffic refers to emergency calls originated by dialing 9-1-1. Other emergency calls include calls routed to an operator position by dialing 0-. The Parties agree to cooperate to ensure the seamless operation of emergency call networks, including 911, E-911 and 0-calls.

              7.4.2 The Parties agree to establish unique Trunk Groups to properly route E911 traffic where the end user subscriber has dialed 911. Calls originating on TCG's network will be routed to the appropriate BA 911 Tandem and/or selective router for routing to the PSAP ("PSAP") serving the end user. This Trunk Group will be established between TCG's switching entity(ies) and BA's 911 Tandems as a one-way CAMA MF trunk group. When SS7 connectivity is available, the Parties agree to implement CCS trunking. The capacity of these trunk groups will be determined pursuant to existing State, local and BA guidelines. BA shall provide TCG with the following:

            a) Processes and requirements for ordering trunks. TCG shall be responsible for issuing E911 trunk group orders to BA.

            b) Trunk group specifications. The Parties agree these trunks will use either CAMA MF or SS7 signaling.

            c)    Tandem CLLI codes, circuit IDs.

            d)    Description of BA diversity for facility routing.

            e) Maintenance requirements for this trunk group, including, but not limited to contact points, escalation lists, including 24 by 7 availability, etc.

              7.4.3 TCG will interconnect to the BA 911/E911 selective router/911 tandems which serve the areas in which TCG provides exchange services, for the provision of 911/E911 services and for access to all sub-tending Public Safety Answering Points ("PSAPs"). BA will provide TCG with the appropriate CLLI codes and specifications of the tandem serving area.

              7.4.4 Path and route diverse interconnections for 911/E911 shall be made at the Network Interconnection Points (NIPs), or other points as necessary and mutually agreed.

              7.4.5 BA will provide TCG with an electronic interface through which TCG shall input and provide a daily update of 911/E911 database information related to appropriate TCG Customers. BA will provide TCG with the Master Street Address Guide ("MSAG") so that TCG can ensure the accuracy of the data transfer. Additionally, BA shall assist TCG in identifying the appropriate person in each municipality for the purpose of obtaining the ten-digit Subscriber number of each PSAP. If electronic data entry is not available, BA, as the operator of the Automatic Location Identifier (ALI) database, will establish interim processes and procedures to receive and process TCG customer information within twenty-four (24) hours. BA has provided TCG with the record input format.

              7.4.6 BA and TCG will use their best efforts to facilitate the prompt, robust, reliable and efficient interconnection of TCG systems to the 911/E911 platforms.

              7.4.7 BA and TCG will work cooperatively to arrange meetings with PSAPs to answer any technical questions the PSAPs, or county or municipal coordinators may have regarding the 911/E911 arrangements.

              7.4.8 TCG will compensate BA for connections to its 911/E911 pursuant to the Pricing Schedule.

              7.4.9 TCG and BA will comply with all applicable rules and regulations pertaining to the provision of 911/E911 services in the Commonwealth of Massachusetts.

              7.4.10 BA agrees to furnish to TCG at a charge set forth in the Pricing Schedule for a one (1) year subscription for the list of 10 digit administrative numbers for the PSAPs in the Eastern Massachusetts LATA (LATA
128). TCG agrees to hold this information proprietary and will use the information solely for the purpose of routing 0 minus for emergency calls from the TCG Operator Services platform to the PSAPs. BA agrees to provide TCG with updates to this information in accordance with the terms and conditions of the Emergency Bulletin Service subscription.

              7.4.11 Master Street Address Guide. Based on the frequency of updates, BA agrees to provide bi-annually free of charge to TCG the Master Street Address Guide (MSAG) for the LATA in which TCG operates. The MSAG will be provided in machine readable format (diskette or 9-track magnetic tape) on January 2nd and July 1st of each year. The Parties further agree BA will provide TCG with copies on a more frequent basis for a fee of $250.00 per LATA. The Parties will cooperate to ensure the accuracy of the MSAG, and agree to work together to resolve any error reports generated BA agrees to provide feedback to municipal and PSAP representatives of errors discovered by TCG.

8.0 JOINT NETWORK CONFIGURATION AND GROOMING PLAN; AND INSTALLATION, MAINTENANCE, TESTING AND REPAIR.

     8.1 Joint Network configuration and Grooming Plan. Within six (6) months of execution of this Agreement, TCG and BA shall jointly develop a grooming plan (the "Joint Grooming Plan") which shall define and detail, inter alia,

            (a)   agreement on Physical Architecture

            (b) standards to ensure that Interconnection trunk groups experience a grade of service, availability and quality which is comparable to that achieved on interoffice trunks within BA's network and in accord with all appropriate relevant industry-accepted quality, reliability and availability standards;

            (c) the respective duties and responsibilities of the Parties with respect to the administration and maintenance of the trunk groups, including but not limited to standards and procedures for notification and discoveries of trunk disconnects;

            (d)   disaster recovery provision escalations;

            (e)   a mutually agreeable alternative routing plan; and

            (f)   such other matters as the Parties may agree.

     8.2 Installation, Maintenance, Testing and Repair. Where facilities exist, BA's standard intervals as set forth in Schedule 8.2 will be utilized in connection with the establishment of all Interconnection trunking arrangements between the Parties. TCG shall meet the same intervals for comparable installations, maintenance, joint testing, and repair of its facilities and services associated with or used in conjunction with Interconnection. If either Party is unable to meet the intervals specified herein, that Party shall notify the other and will negotiate additional intervals in good faith.

9.0  UNBUNDLED ACCESS -- SECTION 251(C)(3)

     9.1      Local Link Transmission Types

     Subject to Section 9.5, BA shall allow TCG to access the following Link types (in addition to those Links available under applicable tariffs) unbundled from local switching and local transport in accordance with the terms and conditions set forth in this Section 9.0.

              9.1.1 "2-Wire Analog Voice Grade Links" or "Analog 2W" which support analog transmission of 300-3000 Hz, repeat link start, link reverse battery, or ground start seizure and disconnect in one direction (toward the End Office Switch), and repeat ringing in the other direction (toward the Customer). Analog 2W include Links sufficient for the provision of PBX trunks, pay telephone lines and electronic key system lines.

              9.1.2 "4-Wire Analog Voice Grade Links" or "Analog 4W" which support transmission of voice grade signals using separate transmit and receive paths and terminate in a 4-wire electrical interface.

              9.1.3 "2-Wire ISDN Digital Grade Links" or "BRI ISDN" (Premium
Link) which support digital transmission of two 64 Kbps bearer channels and one 16 Kbps data channel. BRI ISDN is a 2B+D Basic Rate Interface-Integrated Services Digital Network ("BRI-ISDN") Link which will meet national ISDN standards and conform to ANSI T1.601-1992 & T1E1.4 90- 004R3.

     9.2      ADSL and HDSL

              The Parties acknowledge that ADSL is not currently deployed for use in the BA network. If the issues surrounding deployment of ADSL in BA's network are satisfactorily resolved and ADSL is deployed, BA shall allow TCG to access ADSL Links unbundled from local switching and local transport in accordance with the terms and conditions set forth in this Section 9.0.

              9.2.1 "2-Wire ADSL-Compatible Link" or "ADSL 2W" is a transmission path which facilitates the transmission of up to a 6 Mbps digital signal downstream (toward the Customer) and up to a 640 Kpbs digital signal upstream (away from the Customer) while simultaneously carrying an analog voice signal. An ADSL-2W is provided over a 2-Wire non- loaded twisted copper pair provisioned using revised resistance design guidelines and meeting ANSI Standard T1.413-1995-007R2. An ADSL-2W terminates in a 2-wire electrical interface at the Customer premises and at the BA Central Office frame. ADSL technology can only be deployed over Links which extend less than 18 Kft. from BA's Central Office. ADSL compatible Links are only available where existing copper facilities can meet the ANSI T1.413-1995-007R2 specifications.

              9.2.2 "2-Wire HDSL-Compatible Link" or "HDSL 2W" is a transmission path which facilitates the transmission of a 768 Kbps digital signal over a 2-Wire non-loaded twisted copper pair meeting the specifications in ANSI T1E1 Committee Technical Report Number 28 / T1E1.4/92-002R3. HDSL compatible Links are available only where existing copper facilities can meet the T1E1 Technical Report Number 28 specifications.

              9.2.3 "4-Wire HDSL-Compatible Link" or "HDSL 4W" is a transmission path which facilitates the transmission of a 1.544 Mbps digital signal over two 2-Wire non-loaded twisted copper pairs meeting the specifications in ANSI T1E1 Committee Technical Report Number 28. HDSL compatible Links are available only where existing copper facilities can meet the specifications.

              9.2.4 Links will be offered on the terms and conditions specified herein and on such other terms in applicable tariffs that are not inconsistent with the terms and conditions set forth herein. BA shall make Links available to TCG at the rates specified by the Department, as amended from time to time.

     9.3      Port Types

     BA shall make available to TCG unbundled Ports upon request under terms to be negotiated by the parties and at rates that have been established by the Department in the Consolidated Arbitrations, as those rates may be amended or revised from time to time, or in accordance with the terms and conditions of and at the rates specified in applicable tariffs.

     9.4      Private Lines, Special Access and Switched Transport

     BA shall provide unbundled private lines, special access and switched local transport from the trunk side of its switches in accordance with the terms and conditions of and at the rates specified in applicable tariffs.

     9.5      Limitations on Unbundled Access

              9.5.1 TCG may not cross-connect a BA-provided Link to a BA-provided Port but instead shall purchase a network access line under applicable tariffs.

              9.5.2 BA shall only be required to provide Links and Ports where such Links and Ports are available.

              9.5.3 TCG shall access BA's unbundled Network Elements specifically identified in this Agreement via Collocation in accordance with
Section 12.0 at the BA Wire Center where those elements exist and each Link or Port shall be delivered to TCG's Collocation node by means of a Service Access Charge at the rates set forth in Pricing Schedule.

              9.5.4 BA shall provide TCG access to its unbundled Links at each of BA's Wire Centers. In addition, if TCG requests one or more Links serviced by Integrated Digital Link Carrier or Remote Switching technology deployed as a Link concentrator, BA shall, where available, move the requested Link(s) to a spare, existing physical Link at no charge to TCG. If, however, no spare physical Link is available, BA shall within three (3) business days of TCG's request notify TCG of the lack of available facilities. TCG may then at its discretion make a Network Element Bona Fide Request to BA to provide the unbundled Link through the demultiplexing of the integrated digitized Link(s). TCG may also make a Network Element Bona Fide Request for access to unbundled Links at the Link concentration site point. Notwithstanding anything to the contrary in this Agreement, the provisioning intervals set forth in Section 9.7 shall not apply to unbundled Links provided under this Section 9.5.4.

              9.5.5 If TCG orders a Link type and the distance requested on such Link exceeds the transmission characteristics as referenced in the corresponding Technical Reference specified below, distance extensions may be required and additional rates and charges shall apply as set forth on the Pricing Schedule. Parties agree that full technical solutions may not be available for HDSL and ADSL for these arrangements at the signing of this agreement, but will make a good faith effort to implement such solutions.

     Link Type                          Technical Reference/Limitation
     Electronic Key Line                2.5 miles
     ISDN                               Bellcore TA-NWT-000393
     HDSL 2W                            T1E1 Technical Report Number 28
     HDSL 4W                            T1E1 Technical Report Number 28
     ADSL 2W                            ANSI T1.413-1995 Specification

     9.6      Availability of Other Network Elements on an Unbundled Basis

              9.6.1 BA shall, upon request of TCG, at any technically feasible point provide to TCG access to its Network Elements on an unbundled basis for the provision of TCG'S telecommunications Service. Any request by TCG for access to a BA Network Element that is not already available shall be treated as a Network Element Bona Fide Request. TCG shall provide BA access to its Network Elements as mutually agreed by the Parties or as required by the Act, Department or FCC.

              9.6.2 A Network Element obtained by one Party from the other Party under this Section 9.6 may be used in combination with the facilities of the requesting Party only to provide a Telecommunications Service, including obtaining billing and collection, transmission, and routing of the Telecommunications Service.

              9.6.3 Notwithstanding anything to the contrary in this Section 9.6, a Party shall not be required to provide a proprietary Network Element to the other Party under this Section 9.6 except as required by the Act, Department or FCC or by law.

     9.7      Provisioning of Unbundled Links

     The following coordination procedures shall apply for new unbundled Links and the conversions of "live" Telephone Exchange Services to unbundled Links (herein after referred to as "hot cuts"):

              9.7.1 TCG shall request unbundled Links from BA by delivering to BA a valid electronic transmittal Service Order using the BA electronic ordering platform (as cooperatively designed and implemented to meet the minimum requirements for information exchange needed to order and provision services to certified local exchange carriers and enhanced to support industry standards as developed for interconnection services) or another mutually agreed upon system. Within 2 business days of BA's receipt of a Service Order, BA shall provide TCG the firm order commitment ("FOC") date.

              9.7.2 BA agrees to accept from TCG at the time the service request is submitted for scheduled conversion of hot cut unbundled Link orders, a desired date and time (the "Scheduled Conversion Time") in the "A.M." (12:01 midnight to 12:00 noon) or "P.M." (12:01 noon to 12:00 midnight) (as applicable, the "Conversion Window") for the hot cut.

              9.7.3 BA shall test for TCG dial tone at the POT Bay by testing through the tie cable provisioned between the BA main distributing frame and the TCG expanded interconnection node forty eight (48) hours prior to the Scheduled Conversion Time.

              9.7.4 Not less than one hour prior to the Scheduled Conversion Time, either Party may contact the other Party and unilaterally designate a new Scheduled Conversion Time (the "New Conversion Time"). If the New Conversion Time is within the Conversion Window, no charges shall be assessed on or waived by either Party. If, however, the New Conversion Time is outside of the Conversion Window, the Party requesting such New Conversion Time shall be subject to the following:

         If BA requests the New Conversion Time, the applicable Service Order Charge shall be waived; and

         If TCG requests the New Conversion Time, TCG shall be assessed a Service Order Charge in addition to the Line Connection Charge that will be incurred for the New Conversion Time.

              9.7.5 Except as otherwise agreed by the Parties for a specific conversion, such as large cutovers of 10 lines or more that have negotiated intervals, the Parties agree that the time interval expected from disconnection of BA's "live" Telephone Exchange Service to the connection of an unbundled Network Element at the TCG Collocation node's POT Bay will be accomplished within a window of time of sixty (60) minutes or less. If a conversion exceeds the specified interval and such delay is caused solely by BA (and not by a contributing Delaying Event, BA shall waive the applicable tariffed Service Order Charge for such element. If TCG has ordered INP with the installation of a Link, BA will coordinate the implementation of INP with the Link conversion during the above stated intervals at no additional charge.

              9.7.6 If TCG requests or approves a BA technician to perform services in excess of or not otherwise contemplated by the Line Connection charge, BA may charge TCG for any additional and reasonable labor charges to perform such services.

              9.7.7 If as the result of end user actions, (e.g., Customer not ready ["CNR"]), BA cannot complete requested work activity when a technician has been dispatched to the site, TCG will be assessed a non-recurring charge associated with this visit. This charge will be the sum of the Service Order Charge and Premises Visit Charge as specified in the D.P.U. Mass. No. 10 Part M
Section 1.3.2.

              9.7.8 Until such time as the DPU approves a non-recurring unbundled network element Service Order Charge(s), an interim non-recurring Service Order Charge shall be assessed on a per link (or other unbundled network element) basis. The interim Service Order Charge shall equal the Central Office Line Connection Charge to install a business network access line, as specified in DPU Mass. No. 10, Part M, Section 1.3.1.

     9.8      Maintenance of Unbundled Network Elements

     If (i) TCG reports to BA a Customer trouble, (ii) TCG requests a dispatch,
(iii) BA dispatches a technician, and (iv) such trouble was not caused by BA's facilities or equipment in whole or in part, then TCG shall pay BA a trip charge of $60.00 and $28.15 per quarter hour for time associated with said dispatch beyond the first 1/2 hour. In addition this charge also applies when the end user contact as designated by TCG is not available at the appointed time. TCG accepts responsibility for initial trouble isolation and providing BA with appropriate dispatch information based on their test results. If as the result of TCG instructions, BA is erroneously requested to dispatch within a BA Central Office or to a POT Bay ("dispatch in"), a charge of $100.00 per occurrence will be assessed to TCG by BA.

     9.9      Acknowledgments Related to Unbundled Network Elements

              9.9.1 TCG acknowledges that BA's provision of unbundled Links provides it with local loop transmission from the central office to the customer's premises, unbundled from local switching or other services.

              9.9.2 TCG acknowledges that BA's provision of unbundled switched transport provides it with local transport from the trunk side of a wireline local exchange carrier switch unbundled from switching or other services.

              9.9.3 TCG acknowledges that BA's provision of unbundled line-side Ports and unbundled trunk-side Ports makes available local switching unbundled from transport, local loop transmission and other services.

              9.9.4 TCG acknowledges that the Network Element Bona Fide Request Process established pursuant to this Agreement satisfies the requirements of the Act to provide unbundled network elements.

10.0 RESALE -- SECTIONS 251(C)(4) AND 251(B)(1)

     10.1     Availability of Wholesale Rates for Resale

     BA shall offer to TCG for resale at wholesale rates its local exchange telecommunications services, as described in Section 251(c)(4) of the Act, at the rates set forth in the Pricing Schedule, pending approval by the DPU of permanent resale rates, pursuant to the terms and conditions of BA's applicable approved tariffs.

     10.2     Availability of Retail Rates for Resale

     Each Party shall make available its Telecommunications Services for resale at retail rates to the other Party in accordance with Section 251(b)(1) of the Act in accordance with each Party's applicable approved tariffs.

     10.3     Term and Volume Discounts

     BA, in response to an TCG request, agrees to offer term and volume discounts for resold retail services.

11.0 NOTICE OF CHANGES -- SECTION 251(C)(5)

     If a Party makes a change in its network which it believes will materially affect the inter-operability of its network with the other Party, the Party making the change shall provide at least ninety (90) days advance written notice of such change to the other Party.

12.0 COLLOCATION -- SECTION 251(C)(6)

     12.1 BA shall provide to TCG Physical Collocation for its transport facilities and equipment, pursuant to the terms and conditions of BA's applicable tariffs on file with the appropriate regulatory agency, as necessary for Interconnection (pursuant to Section 4.0) or for access to unbundled Network Elements (pursuant to Section 9.0). BA may provide for Virtual Collocation if BA demonstrates to the Department that Physical Collocation is not practical for technical reasons or because of space limitations, as provided in Section 251(c)(6) of the Act. Upon request by TCG and to the extent technically feasible and as space permits, BA shall provide collocation at additional locations for placement of such equipment and alternative physical collocation arrangements.

     12.2 A Collocation Party shall have no jurisdictional limits on the use of its facilities services within those collocated spaces; provided however all services and facilities ordered from the other Party for interconnection at the collocated space must be ordered according to the appropriate jurisdiction as specified in applicable tariffs.

     12.3 Although not required to do so by Section 251(c)(6) of the Act, by this Agreement, TCG agrees to provide to BA upon BA's Network Element Bona Fide Request, Collocation of equipment for purposes of Interconnection (pursuant to Section 4.0) on a non-discriminatory basis and at comparable rates, terms and conditions BA provides to TCG. TCG shall provide such Collocation subject to applicable tariffs or contracts.

     12.4 The Collocating Party shall provide its own or third-Party leased transport facilities and terminate those transport facilities in equipment located in its Physical Collocation space at the Housing Party's premises as described in applicable tariffs or contracts and purchase Cross Connection to services or facilities as described in applicable tariffs or contracts.

     12.5 By January 1, 1998, the Parties will mutually develop a process to determine appropriate timeframes for the provision of collocation and the corresponding service intervals and appropriate remedies for failure to meet such intervals.

     12.6 Prior to January 1, 1998, the Parties shall provide collocation in an End Office within one hundred (100) business days of the receipt of an acceptable complete and accurate application for collocation, a certificate of insurance and a fifty (50) percent deposit of the collocation charges.


13.0 NUMBER PORTABILITY -- SECTION 251(B)(2)

     13.1     Scope

              13.1.1 The Parties shall provide Number Portability on a reciprocal basis to each other to the extent technically feasible, and in accordance with rules and regulations as from time to time prescribed by the FCC and/or the Department.

              13.1.2 Until Number Portability is implemented by the industry pursuant to regulations issued by the FCC or the Department, the Parties agree to provide Interim Telecommunications Number Portability ("INP") to each other through remote call forwarding, route indexing, and full NXX code migration at the prices listed in the Pricing Schedule.

              13.1.3 Once Number Portability is implemented pursuant to FCC or Department regulation, either Party may withdraw, at any time and at its sole discretion, its INP offerings, subject to advance notice to the other Party and coordination to allow the seamless and transparent conversion of INP Customer numbers to Number Portability. Upon implementation of Number Portability pursuant to FCC regulation, both Parties agree to conform and provide such Number Portability.

     13.2     Procedures for Providing INP Through Remote Call Forwarding

     TCG and BA will provide INP through Remote Call Forwarding as follows:

              13.2.1 A Customer of one Party ("Party A") elects to become a Customer of the other Party ("Party B"). The Customer elects to utilize the original telephone number(s) corresponding to the Exchange Service(s) it previously received from Party A, in conjunction with the Exchange Service(s) it will now receive from Party B. Upon receipt of a signed letter of agency from the Customer (and an associated service order) assigning the number to Party B, Party A will implement an arrangement whereby all calls to the original telephone number(s) will be forwarded to a new telephone number(s) designated by Party B. Party A will route the forwarded traffic to Party B over the appropriate Local/IntraLATA Trunks as if the call had originated on Party A's network.

              13.2.2 Party B will become the customer of record for the original Party A telephone numbers subject to the INP arrangements. Party A shall use its reasonable efforts to consolidate into as few billing statements as possible all collect, calling card, and 3rd-number billed calls associated with those numbers, with sub-account detail by retained number or Party B can have Party A block such calls. At Party B's sole discretion, such billing statement shall be delivered to Party B in an agreed-upon format via either electronic file transfer, daily magnetic tape, or monthly magnetic tape.

              13.2.3 Party A will update its Line Information Database ("LIDB") listings for retained numbers, and restrict or cancel calling cards associated with those forwarded numbers as directed by Party B.

              13.2.4 Within two (2) business days of receiving notification from the Customer, Party B shall notify Party A of the Customer's termination of service with Party B, and shall further notify Party A as to that Customer's instructions regarding its telephone number(s). Party A will reinstate service to that Customer, cancel the INP arrangements for that Customer's telephone number(s), or redirect the INP arrangement to another INP-participating-LEC pursuant to the Customer's instructions at that time.

     13.3     Procedures for Providing INP Through Route Indexing

     Upon mutual agreement, BA will deploy a Route Index arrangement which combines direct trunks, provisioned between BA's and TCG'S end offices, with trunk side routing translations. Under this arrangement, inbound calls to a ported number will be pointed at a route index that sends the call to a dedicated trunk group, built as a direct final, for the sole purpose of facilitating completion of calls to a ported number. BA will coordinate with TCG to provide this solution in a mutually agreeable and administratively manageable manner (e.g., NXX level) so as to minimize switch resource utilization for both Parties.

     13.4     Procedures for Providing INP Through Full NXX Code Migration

     Where either Party has activated an entire NXX for a single Customer, or activated a substantial portion of an NXX for a single Customer with the remaining numbers in that NXX either reserved for future use or otherwise unused, if such Customer chooses to receive service from the other Party, the first Party shall cooperate with the second Party to have the entire NXX reassigned in the LERG (and associated industry databases, routing tables, etc.) to an End Office operated by the second Party. Such transfer will be accomplished with appropriate coordination between the Parties and subject to appropriate industry lead-times for movements of NXXs from one switch to another.

     13.5     Other Interim Number Portability Options

     TCG may also request direct inward dial trunks pursuant to applicable tariffs. If information on the interim number portability is made available to any Party it will be made available to TCG.

         13.6  Receipt of Terminating Compensation on Traffic to INP'ed Numbers

     The Parties agree that under INP terminating compensation on calls to INP'ed numbers should be received by each Customer's chosen LEC as if each call to the Customer had been originally addressed by the caller to a telephone number bearing an NPA-NXX directly assigned to the Customer's chosen LEC. In order to accomplish this objective where INP is employed, the Parties shall utilize the process set forth in this Section 13.6 whereby terminating compensation on calls subject to INP will be passed from the Party which performs the INP (the "Performing Party") to the other Party for whose Customer the INP is provided (the "Receiving Party").

              13.6.1 The Parties shall individually and collectively track and quantify INP traffic between their networks based on the CPN of each call by identifying CPNs which are INP'ed numbers. The Receiving Party shall charge the Performing Party for each minute of INP traffic at the INP Traffic Rate specified in Section 13.6.3 in lieu of any other compensation charges for terminating such traffic.

              13.6.2 By the Interconnection Activation Date in each LATA, the Parties shall jointly estimate for the prospective year, based on historic data of all traffic in the LATA, the percentages of such traffic that if dialed to telephone numbers bearing NPA-NXXs directly assigned to a Receiving Party (as opposed to the INP'ed number) would have been subject to (i) Reciprocal Compensation ("Reciprocal Local Traffic"), (ii) Reciprocal Compensation for IntraLATA Toll Traffic ("Reciprocal IntraLATA Toll Traffic"), (iii) appropriate intrastate Feature Group D ("FGD") charges pursuant to Section 6.3 ("Intra Traffic"), (iv) interstate FGD charges pursuant to Section 6.3 ("Inter Traffic"), or (v) handling as Local Traffic under transiting arrangements between the Parties ("Transit Traffic"). On the date which is six (6) months after the Interconnection Activation Date, and thereafter on each succeeding six
(6) month anniversary of such Interconnection Activation Date, the Parties shall establish new INP traffic percentages to be applied in the prospective six (6) month period, based on actual INP traffic percentages from the preceding six (6) month period.

              13.6.3 The INP Traffic Rate shall be equal to the sum of:

                        (Local Reciprocal Traffic percentage times the Local
                  Reciprocal Compensation Rate set forth in the Pricing Schedule) plus (IntraLATA Toll Reciprocal Traffic percentage times BA's effective intrastate FGD rates, less rates for tandem switching and transport functions performed by the Performing Party) plus (Interstate IntraLATA Traffic percentage times BA's effective interstate FGD rates, less rates for tandem switching and transport functions performed by the Performing Party).

A rate of zero shall be applied to the Transit Traffic percentage.

14.0 NUMBER RESOURCES ASSIGNMENTS
     14.1 The Parties agree that the North American Numbering Plan ("NANP") Administrator for the state will provide all NANP Administrator functions to the Parties in accordance with industry standards and guidelines, including the Central Office Guidelines.

     14.2 For as long as BA functions as the NANP Administrator, the Parties agree that these services will be provided without charge.

     14.3 The Parties will each be responsible for the electronic input of their respective number assignment information into the BELLCORE-administered LERG systems (BRADS and RDBS).

     14.4 Codes will be assigned to rate center(s) as required the rules of the DPU or FCC.

     14.5 The Parties will maintain utilization and forecast of number resources and file utilization reports as required by industry standards and fora.

     14.6 The Parties will age and re-use numbers on a schedule as required by industry practices.

     14.7 Nothing in this document can be construed to require either Party to mirror the retail rate plans or structures of the other.

     14.8 The Parties agree to engage in fair and equitable treatment of each other in the assignment of NXX Codes such that the Parties are afforded the opportunity to obtain available codes upon request

     14.9 If either Party functions as the NANP Administrator, that Party agrees to meet all industry guidelines regarding timing of assignment of codes.

     14.10 The Parties shall cooperate to mutually perform VETS testing on all NXXs opened by TCG in Massachusetts.

15.0 DIALING PARITY -- SECTION 251(B)(3)

     BA shall provide Local Dialing Parity as required under Section 251(b)(3) of the Act in the following manner: Telephone numbers are provided pursuant to
Section 14.0; Directory Assistance is provided pursuant to Section 19.2; Directory Listings are provided pursuant to Section 19.1; and Operator Services are provided pursuant to Section 19.2.4.

16.0 ACCESS TO RIGHTS-OF-WAY -- SECTION 251(b)(4)

     Each Party shall provide the other Party access to its poles, ducts, rights-of-way and conduits it owns or controls, to the extent permitted by law and as required by Section 224 of the Act or Department Order, on terms, conditions and prices comparable to those offered to any other entity pursuant to the attached.

17.0 DATABASES AND SIGNALING

     BA shall provide TCG with interfaces to access BA's databases, including LIDB and 800/888, as well as DCAS or any other system that BA may subsequently make available in Massachusetts for ordering and provisioning purposes, and associated signaling necessary for the routing and completion of TCG's traffic through the provision of SS7 under its applicable tariffs.

18.0 REFERRAL ANNOUNCEMENT

     When a Customer changes its service provider from BA to TCG, or from TCG to BA, and does not retain its original telephone number, the Party formerly providing service to such Customer shall provide a referral announcement ("Referral Announcement") on the abandoned telephone number which provides details on the Customer's new number. Referral Announcements shall be provided reciprocally, free of charge to either the other Party or the Customer, for a period of not less than four (4) months after the date the Customer changes its telephone number in the case of business Customers and not less than sixty (60) days after the date the Customer changes its telephone number in the case of residential Customers. However, if either Party provides Referral Announcements for a period different than the above respective periods when its Customers change their telephone numbers, such Party shall provide the same level of service to Customers of the other Party.

19.0 DIRECTORY SERVICES ARRANGEMENTS

     BA will provide certain directory services to TCG as defined herein. In this Section 19.0 of this Agreement, references to TCG Customer telephone numbers means telephone numbers falling within NXX codes directly assigned to TCG and to numbers which are retained by TCG's on the Customer's behalf pursuant to Interim Telecommunications Number Portability arrangements described in
Section 13 of this Agreement.

     19.1     Directory Listings and Directory Distributions

              19.1.1 BA will include TCG's Customers telephone numbers in all of its "White Pages" and "Yellow Pages" directory listings (including electronic directories) and directory assistance databases associated with the areas in which TCG provides services to such Customers, and will distribute such directories to such Customers, in an identical and transparent to the manner in which it provides those functions for its own Customers' telephone numbers.

              19.1.2 BA will include all TCG NXX codes associated with the geographic areas to which each directory pertains, along with BA's own NXX codes in any maps or lists of such codes which are contained in the general reference portions of the directories. TCG's NXX codes shall appear in such maps or lists in the same manner as BA's codes NXX information.

              19.1.3 TCG will provide BA with its directory listings and daily updates to those listings (including new, changed, and deleted listings) in a mutually agreed upon format at no charge.

              19.1.4 BA will accord TCG's directory listing information the same level of confidentiality which BA accords its own directory listing information.

              19.1.5 BA shall provide TCG at no charge with (i) one basic single line white and yellow page directory listing per business Customer number, or one basic single line white page directory listing per residence Customer number, (ii) directory distribution for TCG Customers, and (iii) listings of TCG Customers in the directory assistance database.

              19.1.6 BA will provide TCG with a report of all TCG Customer listings ninety (90) days prior to directory publication in such form and format as may be mutually agreed to by both Parties. Both Parties shall use their best efforts to ensure the accurate listing of such information.

              19.1.7 The Parties will work cooperatively to establish an electronic interface for the submission of the TCG Customer information to include the TCG Customer's telephone numbers in BA Directory listings and directory customer database from one Party to the other, e.g., DCAS or a similar system. The Parties agree to work within the national standards fora, such as the Ordering and Billing Forum, to establish, approve and implement an industry standard electronic interface.

              19.1.8 The Parties agree to work cooperatively to implement interim processes and procedures for submission of the required information under this Section.

              19.1.9 Commingled listings will appear in the appropriate configuration for the particular directory (e.g., either interfiled or sectionalize by locality).

              19.1.10 Foreign Listings. The Party publishing the directories agrees to afford the Customers of the other Party the ability to purchase a listing in a foreign directory pursuant to applicable tariffs.

              19.1.11 Yellow Page Maintenance

              BA will work cooperatively with TCG so that Yellow Page advertisements purchased by Customers who switch their service to TCG (including Customers utilizing Interim Telephone Number Portability) are maintained without interruption. BA will allow TCG Customers to purchase new yellow pages advertisements without discrimination, under the identical rates, terms and conditions that apply to BA's customers.

              19.1.12 Information Pages

              BA will include in the "Information Pages" or comparable section of its White Pages Directories for the geographic areas served by TCG, telephone numbers provided by TCG for TCG's installation, repair and customer service, including appropriate identifying logo. Such listings shall appear in the manner that such information appears for subscribers of BA and other LECs. BA shall not charge TCG for inclusion of this information.

     19.2     Directory Assistance ("DA") and Operator Services

     Under this option, BA will provide Directory Assistance to TCG end users on behalf of TCG.

     BA will offer Directory Assistance ("DA") service to TCG's customers served by TCG's own switch over separate trunk groups ordered or provided by TCG to the BA TOPS switch(es) as specified by BA. Access to the BA DA platform from TCG's local switch requires that TCG utilize Feature Group C ("FG-C") Modified Operator Services Signaling. The Interoffice Transmission Facility ("IOF") mileage rate for the facility will be based on airline mileage using V&H coordinate methods from the TCG location to the nearest BA TOPS. Trunk terminations at the TOPS switch(es) require TCG to purchase trunk ports at rates specified in the Pricing Schedule. For each trunk group TCG must indicate the DA option selected as set forth in 19.2.2 (a), (b) and (c) immediately following. BA also provides TCG, using the unbundled local switching element, access to this optional service either through dedicated IOF and trunk ports or on shared operator service trunks between the end office in which they have unbundled local switching ports and the TOPS switches. Additional per minute of use ("MOU") local switching charges will apply for all calls which interconnect from the unbundled local switching ports to the BA TOPS as described in the Pricing Schedule.

              19.2.1  Directory Assistance

              This option provides TCG end users access to Telephone Directory Assistance operators via 411, 555-1212, or 1+ (NPA) 555-1212 dialing.

              Rates for requests for Directory Assistance will be billed to TCG and are set forth in the Pricing Schedule.

              There are no Directory Assistance call allowances provided to TCG or their end users.

              19.2.2  Directory Assistance with Branding

              This service allows TCG to select only one of the three options as follows:

              *(a) TCG may provide BA with a TCG branded, introductory Directory Assistance and Operator Services announcement which will be played for all TCG end users completing DA or Operator Services calls over the trunk group to the BA TOPS.

              *(b) TCG may request BA branded announcement.

              *(c) TCG may request an unbranded, generic announcement.

              This message may be a maximum of eighteen (18) seconds and may be recorded by TCG or, at TCG's request, by BA. A minimum of two (2) audio cassette recordings of the TCG branding announcement must be forwarded to BA.

              Rates for requests for Directory Assistance with branding will be billed to TCG and are set forth in the Pricing Schedule.

     19.3     Directory Assistance Call Completion ("DACC")

     This option provides for automatic connection of a TCG end user calling BA DA to the published telephone number requested.

     After the BA DA operator provides the requested number, a recorded service message will offer to connect the caller to that number for a specified additional charge.

     The caller can accept the offer for DACC by depressing a button (touch tone) or responding by voice (dial), as instructed by the voice message.

     The DACC charge will apply as set forth in the Pricing Schedule. In addition, for calls originating from a facilities-based TCG switch or for calls from TCG unbundled local switching line ports, there will be charges to terminate the call from the TOPS tandem to the called party. These include the per minute of use Unbundled Tandem Transport Charges ("UTTC") assessed for each call transported between the TOPS tandem and the end office, the per minute of use Tandem Transit Switching Charge ("TTSC") assessed for each call that traverses a BA tandem switch, and the appropriate per minute of use charges for reciprocal compensation ("UNRCC" or "UCRCC") depending on the terminating end office switch, as set forth in the Pricing Schedule.

              DACC is available to TCG residence and business customers and from public telephones on a collect, bill to third number or calling card basis. The charge appropriate to the billing option used will apply in addition to the DACC charge.

              DACC is available with all telephone numbers in the BA DA database except:

                               -      non-published telephone numbers
                               -      interLATA numbers
                               -      700, 800 and 900 numbers

              When a caller requests more than one number for Directory Assistance, DACC is offered only for the first eligible listing that was selected by the operator.

              The DACC charge applies only to calls actually completed.

              The DACC charge will be credited for completion of calls to the wrong number, incomplete connections or calls with unsatisfactory transmission as set forth in Section 19.4 following.

     Rates for requests for DACC will be billed to TCG as set forth in the Pricing Schedule.

     19.4     Directory Assistance Credits

     A credit allowance will apply to TCG for directory inaccessibility, wrong numbers, cut-offs or poor transmission. When the TCG end user reports to the BA directory assistance operator such a call and the number requested, the number provided and the reason the number provided is incorrect, the number of calls for which a credit will apply will be developed by the BA DA operator and credited to TCG identifying the specific TCG end user to whom the credit applies.

     19.5  Direct Access to Directory Assistance ("DADA")

     Direct Access to Directory Assistance ("DADA") is a database service that provides for access to BA listings by a TCG operator. The DADA database is a physically distinct entity from the BA DA database, populated with identical listing data, and updated from the same source on a daily basis.

              TCG is required to arrange for Interconnection to the database. BA will interconnect at any technically feasible point designated by TCG.

              BA will provide TCG with a User Guide for training its agents.

              Rates and Charges for DADA are set forth in the Pricing Schedule.

     19.6     Inward Operator Services

     Inward Operator Services enables the TCG end user or its operator service provider to be connected to the BA Traffic Operation Position Systems ("TOPS") office(s) for the purpose of providing operator services to their end users. There are two types of Inward Operator Services:

              (i)     Busy Line Verification ("BLV"):

     BLV is an option where, at the request of TCG's end user or its operator service provider, a BA operator will attempt to determine the status of an exchange service line (e.g., conversation in progress, available to receive a call or out of service) and report to TCG's end user or its operator service provider.

              (ii)    Busy Line Verification/Interrupt ("BLV/I")

     BLV/I is an option where, at the request of TCG's end user or its operator service provider, a BA operator determines and reports that a conversation is in progress on an exchange service line and subsequently interrupts such conversation to request that the conversation be terminated so that TCG's end user can attempt to complete a call to the line.

              Inward Operator Services are provided over trunk groups ordered by TCG or its alternate operator service provider to the BA TOPS switch(es) as specified by BA.

              Inward Operator Services cannot be provided on ported telephone numbers, telephone number which forward calls using Call Forwarding Variable service features.

             - BA will provide BLV and BLV/I for telephone numbers provided in its operating territory.

             - The BA operator will respond to one telephone number per call on requests for BLV or BLV/I.

             - BA will designate which TOPS switch(es) services which NXXs and make such information available to TCG.

             - TCG shall order Inward Operator Services as set forth in this Section.

             - TCG and its customer shall indemnify and save BA harmless against all claims that may arise from either party to the interrupted call or any other person.

              Rates and Charges for Inward Operator Services are set forth in the Pricing Schedule.

     19.7     Operator Service ("OS")

     Under this option, BA shall provide for the routing of Operator Services calls dialed by TCG subscribers directly to either the TCG Operator Services platform or to the BA Operator Services platform as specified by TCG.

     BA will offer OS to TCG customers served by TCG switches over separate trunk groups ordered or provided by TCG to the BA TOPS switch(es) as specified by BA. Access to the BA OS platform from TCG's local switch requires that TCG utilize Feature Group C Modified

Operator Services Signaling. The Interoffice Transmission Facility mileage rate for the facility will be based on airline mileage using V&H coordinate methods from the TCG location to the nearest BA TOPS. Trunk terminations at the TOPS switch(es) require TCG to purchase trunk ports at rates specified in the Pricing Schedule. For each trunk group, TCG must indicate the branding option selected as set forth in Sections 19.2.2 (a), (b), and (c) preceding. BA also provides TCG, using the unbundled local switching element, access to this optional service either through dedicated IOF and trunk ports or on shared operator service trunks between the end office in which they have unbundled local switching ports and the TOPS switches. Additional per minute of use (MOU) local switching charges will apply for all calls which interconnect from the unbundled local switching ports to the BA TOPS at rates set forth in the Pricing Schedule.

     19.8 0+ Mechanized Operator Calls (Calling Card, Collect, Bill to Third Number):

     This option is available for TCG to provide their end user the ability, through the mechanized BA operator interface, to complete calls via 0+ dialing with alternate billing capabilities without live operator assistance. Alternate billing call completions can be Calling Card, Collect or Bill to Third Number.

     0+ Mechanized calls may be provided over the same DA trunk groups which establish interconnection from the TCG switch or the trunk groups which provide interconnection from the TCG unbundled local switching line ports to the BA TOPS.

     Rates for requests for 0+ Mechanized Calls will be billed to TCG and are set forth in the Pricing Schedule. In addition, for calls originating from a facilities-based TCG switch or for calls from TCG unbundled local switching line ports, there will be charges to terminate the call from the TOPS tandem to the called party. These include the per minute of use Unbundled Tandem Transport Charges ("UTTC") assessed for each call transported between the TOPS tandem and the end office, the per minute of use Tandem Transit Switching Charge ("TTSC") assessed for each call that traverses a BA tandem switch, and the appropriate per minute of use charges for reciprocal compensation ("UNRCC" or "UCRCC") depending on the terminating end office switch, as set forth in the Pricing Schedule.

     19.9    0- Operator Handled Calls (Calling Card, Collect, Bill to Third
Number)

     This option is available for TCG to provide their end user, through the BA operator, the ability to complete intraLATA calls via 0- dialing with alternate billing capabilities and live operator assistance. Alternate billing call completions can be Calling Card, Collect or Bill to Third Number, Station to Station and Person to Person.

     0- Operator Handled Calls may be provided over the same DA trunk groups which establish interconnection from the TCG switch or the trunk groups which provide interconnection from the TCG unbundled local switching line ports to the BA TOPS.

     Rates for requests for 0- Operator Handled Calls will be billed to TCG and are set forth in the Pricing Schedule. In addition, for calls originating from a facilities-based TCG switch or for calls from TCG unbundled local switching line ports, there will be charges to terminate the call from the TOPS tandem to the called party. These include the per minute of use Unbundled Tandem Transport Charges ("UTTC") assessed for each call transported between the TOPS tandem and the end office, the per minute of use Tandem Transit Switching Charge ("TTSC") assessed for each call that traverses a BA tandem switch, and the appropriate per minute of use charges for reciprocal compensation ("UNRCC" or "UCRCC") depending on the terminating end office switch, as set forth in the Pricing Schedule.

     19.10    Operator Emergency Bulletin Service

     This option provides TCG with emergency numbers of police, fire, ambulance and Public Safety Answering Points (PSAP) in the BA serving area so that TCG operators can connect callers directly to the proper emergency bureaus.

              The BA Operator Emergency Bulletin Service lists the emergency, police, fire, ambulance and PSAP telephone numbers by municipality and in alphabetical order for each of the areas served by BA.

              Operator Emergency Bulletin Service is available for use by TCG operators for the sole purpose of assisting callers in reaching an emergency bureau.

              Operator Emergency Bulletin Service is a copy of BA's own emergency bulletin. This agreement includes one annual copy of the bulletin plus periodic updates during the year. Independent telephone companies emergency numbers are not included.

              Rates and charges for Operator Emergency Bulletin service are set forth in the Pricing Schedule.

     19.11    Operator Passthrough Service

     This option provides TCG's end users with access to operators of their Presubscribed Interexchange Carriers ("IC") for operator assisted call completion. This option applies only when the Presubscribed IC provides Operator Services for TCG's end users for calls originating from a particular LATA and is capable of receiving calls passed through it by BA in that LATA.

     BA will, when requested by TCG's end user, connect that end user to a specified IC for operator call completion provided that IC offers operator services in that end user's originating LATA and is capable of receiving calls passed through to it by BA in that LATA.

     If the IC does not provide Operator Services for TCG's end user, at the option of the IC, BA will provide TCG's end user with access to an IC designated Operator Services Provider or to a BA provided announcement which will direct TCG's end user to contact their Presubscribed IC for dialing instructions.

              The Operator Passthrough charge is applied on an operator work second basis, and rated using the 0-Operator Handled calls in the Pricing Schedule.

              TCG will be assessed this charge on calls that are passed through to either the Presubscribed IC's operator, or a BA provided recording indicating that the IC does not provide service in that area.

              Rates and charges applied to Operator Passthrough Service are set forth in the Pricing Schedule.

20.0 GENERAL RESPONSIBILITIES OF THE PARTIES

     20.1 BA and TCG shall use their best efforts to comply with the Implementation Schedule.

     20.2 The Parties shall exchange technical descriptions and forecasts of their Interconnection and traffic requirements in sufficient detail necessary to establish the Interconnections required to assure traffic completion to and from all Customers in their respective designated service areas.

     20.3 Thirty (30) days after the Effective Date and each quarter during the term of this Agreement, each Party shall provide the other Party with a rolling, six (6) calendar month, non- binding forecast of its traffic and volume requirements for the services and Network Elements provided under this Agreement in the form and in such detail as agreed by the Parties. Notwithstanding Section 28.6.1, the Parties agree that each forecast provided under this Section 20.3 shall be deemed "Proprietary Information" under Section 28.6.

     20.4 Any Party that is required pursuant to this Agreement to provide a forecast (the "Forecast Provider") or the Party that is entitled pursuant to this Agreement to receive a forecast (the "Forecast Recipient") with respect to traffic and volume requirements for the services and Network Elements provided under this Agreement may request in addition to non-binding forecasts required by Section 20.3 that the other Party enters into negotiations to establish a forecast (a "Binding Forecast") that commits such Forecast Provider to purchase, and such Forecast Recipient to provide, a specified volume to be utilized as set forth in such Binding Forecast. The Forecast Provider and Forecast Recipient shall negotiate the terms of such Binding Forecast in good faith and shall include in such Binding Forecast provisions regarding price, quantity, liability for failure to perform under a Binding Forecast and any other terms desired by such Forecast Provider and Forecast Recipient. Notwithstanding Section 28.6.1, the Parties agree that each forecast provided under this Section 20.4 shall be deemed "Proprietary Information" under Section 28.6.

     20.5 Each Party is individually responsible to provide facilities within its network which are necessary for routing, transporting, measuring, and billing traffic from the other Party's network and for delivering such traffic to the other Party's network in the standard format compatible with BA's network and to terminate the traffic it receives in that standard format to the proper address on its network. Such facility shall be designed based upon the description and forecasts provided under Sections 20.2 and 20.3 above. The Parties are each solely responsible for participation in and compliance with national network plans, including The National Network Security Plan and The Emergency Preparedness Plan.

     20.6 Neither Party shall use any service related to or using any of the Services provided in this Agreement in any manner that interferes with other persons in the use of their service, prevents other persons from using their service, or otherwise impairs the quality of service to other carriers or to either Party's Customers, and either Party may discontinue or refuse service if the other Party violates this provision. Upon such violation, either Party shall provide the other Party notice, if practicable, at the earliest practicable time.

     20.7 Each Party is solely responsible for the services it provides to its Customers and to other Telecommunications Carriers.

     20.8 The Parties shall work cooperatively to minimize fraud associated with third-number billed calls, calling card calls, and any other services related to this Agreement.

     20.9 Each Party is responsible for administering NXX codes assigned to it.

     20.10 Each Party is responsible for obtaining Local Exchange Routing Guide ("LERG") listings of CLLI codes assigned to its switches.

     20.11 Each Party shall use the LERG published by Bellcore or its successor for obtaining routing information and shall provide all required information to Bellcore for maintaining the LERG in a timely manner.

     20.12 Each Party shall program and update its own Central Office Switches and End Office switches and network systems to recognize and route traffic to and from the other

Party's assigned NXX codes. Except as mutually agreed or as otherwise expressly defined in this Agreement, neither Party shall impose any fees or charges on the other Party for such activities.

     20.13 At all times during the term of this Agreement, each Party shall keep and maintain in force at each Party's expense all insurance required by law (e.g., workers' compensation insurance) as well as general liability insurance for personal injury or death to any one person, property damage resulting from any one incident, automobile liability with coverage for bodily injury for property damage. Upon request from the other Party, each Party shall provide to the other Party evidence of such insurance (which may be provided through a program of self insurance).

     20.14 End User Repair Calls. The Parties will employ the following procedures for handling misdirected repair calls:

     20.14.1 In answering repair calls, neither Party shall make disparaging remarks about each other, nor shall they use these repair calls as the basis for internal referrals or to solicit customers to market services. Either Party will respond with factual information in answering customer questions.

     20.14.2 Each Party will notify its customers as to the correct telephone numbers to call in order to access its repair bureaus.

     20.14.3 To the extent possible, where the correct local exchange carrier can be determined, misdirected repair calls to one Party will be immediately referred to the other Party, as appropriate in a courteous manner, at no charge.

     20.14.4 The Parties will provide their respective repair contact numbers to one another on a reciprocal basis.

21.0 TERM AND TERMINATION

     21.1 The initial term of this Agreement (the "Term") shall expire on October 20, 2000. Absent the receipt by one Party of written notice from the other Party at least sixty (60) days prior to the expiration of the Term to the effect that such Party intends to terminate this Agreement with or without cause, this Agreement shall automatically renew and remain in full force and effect on and after the expiration of the Term.

              21.1.1 If pursuant to Section 21.1 the Agreement continues in full force and effect after the expiration of the Term, either Party may terminate the Agreement ninety (90) days after delivering written notice to the other Party of the intention to terminate this Agreement. Neither Party shall have any liability to the other Party for termination of this Agreement pursuant to this
Section 21.1 other than to pay to the other Party any amounts under this Agreement.

     21.2 Payment of all amounts owed under this Agreement and handling of disputed amounts will be resolved in a cooperative manner pursuant to existing Interconnection Agreement in use between the Parties in New York including but not limited to all remedies for non-payment.

     21.3 Upon termination or expiration of this Agreement in accordance with this Section 21.0:

         (a) each Party shall comply immediately with its obligations set forth in Section 28.6.3;

         (b) each Party shall promptly pay all amounts (including any late payment charges) owed under this Agreement;

         (c) each Party's indemnification obligations shall survive termination or expiration of this Agreement.

              (d) each Party shall continue to perform its obligations and provide the services described herein until such time as a survivor Agreement between the Parties is entered into, provided, however, that if the Parties are unable to reach agreement within six (6) months after the termination or expiration of this Agreement, either Party has the right to submit this matter to the Commission for resolution. Until a survivor Agreement is reached or the Commission resolves this matter, whichever is sooner, the terms, conditions, rates and charges stated herein will continue to apply, subject to a true-up based on the Commission action, if any.

     21.4 No remedy set forth in this Agreement is intended to be exclusive and each and every remedy shall be cumulative and in addition to any other rights or remedies now or hereafter existing under applicable law or otherwise.

22.0 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

     EXCEPT AS EXPRESSLY PROVIDED UNDER THIS AGREEMENT, NO PARTY MAKES OR RECEIVES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, FUNCTIONS AND PRODUCTS IT PROVIDES UNDER OR CONTEMPLATED BY THIS AGREEMENT AND THE PARTIES DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

23.0 CANCELLATION CHARGES

     Except as provided in Sections 9.7.4 and 20.4 and pursuant to a Network Element Bona Fide Request, or as otherwise provided in any applicable tariff or contract referenced herein, no cancellation charges shall apply.

24.0 NON-SEVERABILITY

     24.1 The services, arrangements, Interconnection, Network Elements, terms and conditions of this Agreement were mutually negotiated by the Parties as a total arrangement and are intended to be non-severable, subject only to Section
28.14 of this Agreement.

     24.2 Nothing in this Agreement shall be construed as requiring or permitting either Party to contravene any mandatory requirement of federal or state law, or any regulations or orders adopted pursuant to such law.

25.0 INDEMNIFICATION

     25.1 Each Party (the "Indemnifying Party") shall indemnify and hold harmless the other Party ("Indemnified Party") from and against loss, cost, claim liability, damage, and expense (including reasonable attorney's fees) to third Parties for:

         (1) damage to tangible personal property or for personal injury proximately caused by the negligence or willful misconduct of the Indemnifying Party, its employees, agents or contractors; and

         (2) claims for libel, slander, infringement of copyright arising from the material transmitted over the Indemnified Party's facilities arising from the Indemnifying Party's own communications or the communications of such Indemnifying Party's Customers; and

         (3) claims for infringement of patents arising from combining the Indemnified Party's facilities or services with, or the using of the Indemnified Party's services or facilities in connection with, facilities of the Indemnifying Party.

     Notwithstanding this indemnification provision or any other provision in the Agreement, neither Party, nor its parent, subsidiaries, affiliates, agents, servants, or employees shall be liable to the other for "Consequential Damages" as that term is described in Section 26.3 below.

     25.2 The Indemnified Party will notify the Indemnifying Party promptly in writing of any claims, lawsuits, or demands by third Parties for which the Indemnified Party alleges that the Indemnifying Party is responsible under this Section, and, if requested by the Indemnifying Party, will tender the defense of such claim, lawsuit or demand.

         (1) In the event the Indemnifying Party does not promptly assume or diligently pursue the defense of the tendered action, then the Indemnified Party may proceed to defend or settle said action and the Indemnifying Party shall hold harmless the Indemnified Party from any loss, cost liability, damage and expense.

         (2) In the event the Party otherwise entitled to indemnification from the other elects to decline such indemnification, then the Party making such an election may, at its own expense, assume defense and settlement of the claim, lawsuit or demand.

         (3) The Parties will cooperate in every reasonable manner with the defense or settlement of any claim, demand, or lawsuit.

26.0 LIMITATION OF LIABILITY

     26.1 No liability shall attach to either Party, its parents, subsidiaries, affiliates, agents, servants or employees for damages arising from errors, mistakes, omissions, interruptions, or delays in the course of establishing, furnishing, rearranging, moving, terminating, changing, or providing or failing to provide services or facilities (including the obtaining or furnishing of information with respect thereof or with respect to users of the services or facilities) in the absence of gross negligence or willful misconduct.

     26.2 Except as otherwise provided in Section 25.0, no Party shall be liable to the other Party for any Loss, defect or equipment failure caused by the conduct of the other Party, the other Party's agents, servants, contractors or others acting in aid or concert with the other Party, except for gross negligence or willful misconduct.

     26.3 In no event shall either Party have any liability whatsoever to the other Party for any indirect, special, consequential, incidental or punitive damages, including but not limited to loss of anticipated profits or revenue or other economic loss in connection with or arising from anything said, omitted or done hereunder (collectively, "Consequential Damages"), even if the other Party has been advised of the possibility of such damages.

27.0 PERFORMANCE STANDARDS

     The Parties hereby agree that the performance standards and remedies approved by the Department in the Consolidated Arbitrations, D.P.U. 96-73/74, 96-75, 96-80/81, 96-83 and 96-94 shall be incorporated by reference into this Agreement and shall govern the provision of services hereunder, as applicable.

28.0 REGULATORY APPROVAL

     The Parties understand and agree that this Agreement will be filed with the Department and may thereafter be filed with the FCC. The Parties covenant and agree that this Agreement is satisfactory to them as an agreement under Section 251 of the Act. Each Party covenants and agrees to fully support approval of this Agreement by the Department or the FCC under Section 252 of the Act without modification. The Parties, however, reserve the right to seek regulatory relief and otherwise seek redress from each other regarding performance and implementation of this Agreement. In the event the Department or FCC rejects this Agreement in whole or in part, the Parties agree to meet and negotiate in good faith to arrive at a mutually acceptable modification of the rejected portion(s).

     This Agreement shall be subject to change, modification or cancellation based on any significant changes in FCC or state regulatory commission rules which may impact the provision of service under this Agreement, or the rights and obligations of the Parties under the Act. In the event such a modification or cancellation is required or desired by a Party, the Parties agree to meet and negotiate in good faith to arrive at mutually acceptable modifications or cancellation of the Agreement; provided that such modified or cancelled portion(s) shall not affect the validity of the remainder of this Agreement, if any.

29.0 MISCELLANEOUS

     29.1     Authorization.

              29.1.1 New England Telephone and Telegraph Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, subject to necessary regulatory approval.

              29.1.2 TCG is a partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, subject to necessary regulatory approval.

     29.2 Compliance. Each Party shall comply with all applicable federal, state, and local laws, rules, and regulations applicable to its performance under this Agreement.

     29.3 Compliance with the Communications Assistance for Law Enforcement Act of 1994 ("CALEA"). Each Party represents and warrants that any equipment, facilities or services provided to the other Party under this Agreement comply with CALEA. Each Party shall indemnify and hold the other Party harmless from any and all penalties imposed upon the other Party for such noncompliance and shall at the non-compliant Party's sole cost and expense, modify or replace any equipment, facilities or services provided to the other Party under this Agreement to ensure that such equipment, facilities and services fully comply with CALEA.

     29.4 Independent Contractors. Neither this Agreement, nor any actions taken by BA or TCG in compliance with this Agreement, shall be deemed to create an agency or joint venture relationship between TCG and BA, or any relationship other than that of purchaser and seller of services.

              Neither this Agreement, nor any actions taken by BA or TCG in compliance with this Agreement, shall create a contractual, agency, or any other type of relationship or third Party liability between BA and TCG's end users or others.

     29.5 Force Majeure. Neither Party shall be liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence including, without limitation, acts of nature, acts of civil or military authority, government regulations, embargoes, epidemics, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, work stoppages, equipment failure, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities or acts or omissions of transportation carriers (collectively, a "Force Majeure Event").

              If any force majeure condition occurs, the Party delayed or unable to perform shall give immediate notice to the other Party and shall take all reasonable steps to correct the force majeure condition. During the pendency of the Force Majeure, the duties of the Parties under this Agreement affected by the Force Majeure condition shall be abated and shall resume without liability thereafter.

     29.6     Confidentiality.

              29.6.1 Any information such as specifications, drawings, sketches, business information, forecasts, models, samples, data, computer programs and other software and documentation of one Party (a "Disclosing Party") that is furnished or made available or otherwise disclosed to the other Party or any of its employees, contractors, agents or Affiliates (its "Representatives" and with a Party, a "Receiving Party") pursuant to this Agreement ("Proprietary Information") shall be deemed the property of the Disclosing Party. Proprietary Information, if written, shall be marked "Confidential" or "Proprietary" or by other similar notice, and, if oral or visual, shall be confirmed in writing as confidential by the Disclosing Party to the Receiving Party within ten (10) days after disclosure. Unless Proprietary Information was previously known by the Receiving Party free of any obligation to keep it confidential, or has been or is subsequently made public by an act not attributable to the Receiving Party, or is explicitly agreed in writing not to be regarded as confidential, it (i) shall be held in confidence by each Receiving Party; (ii) shall be disclosed to only those persons who have a need for it in connection with the provision of services required to fulfill this Agreement and shall be used only for such purposes; and (iii) may be used for other purposes only upon such terms and conditions as may be mutually agreed to in advance of use in writing by the Parties. Notwithstanding the foregoing sentence, a Receiving Party shall be entitled to disclose or provide Proprietary Information as required by any governmental authority or applicable law only in accordance with Section 29.6.2.

              29.6.2 If any Receiving Party is required by any governmental authority or by applicable law to disclose any Proprietary Information, then such Receiving Party shall provide the Disclosing Party with written notice of such requirement as soon as possible and prior to such disclosure. The Disclosing Party may then either seek appropriate protective relief from all or part of such requirement or, if it fails to successfully do so, it shall be deemed to have waived the Receiving Party's compliance with Section 29.6 with respect to all or part of such requirement. The Receiving Party shall use all commercially reasonable efforts to cooperate with the Disclosing Party in attempting to obtain any protective relief which such Disclosing Party chooses to obtain.

              29.6.3 In the event of the expiration or termination of this Agreement for any reason whatsoever, each Party shall return to the other Party or destroy all Proprietary Information and other documents, work papers and other material (including all copies thereof) obtained from the other Party in connection with this Agreement and shall use all reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act, omission or fault of such Party, in any manner making it available to the general public.

     29.7 Governing Law. This Agreement is subject to the Act, and the effective rules and regulations promulgated pursuant to the Act, and any other applicable federal law, as well as the rules of the Commission. In all other respects, this Agreement shall be governed by the domestic laws of the Commonwealth of Massachusetts without reference to conflict of laws provisions.

     29.8 Taxes. Each Party purchasing services hereunder shall pay or otherwise be responsible for all federal, state, or local sales, use, excise, gross receipts, transaction or similar taxes, fees or surcharges levied against or upon such purchasing Party (or the providing Party when such providing Party is permitted to pass along to the purchasing Party such taxes, fees or surcharges), except for any tax on either Party's corporate existence, status or income. Whenever possible, these amounts shall be billed as a separate item on the invoice. To the extent a sale is claimed to be for resale tax exemption, the purchasing Party shall furnish the providing Party a proper resale tax exemption certificate as authorized or required by statute or regulation by the jurisdiction providing said resale tax exemption. Failure to timely provide said resale tax exemption certificate will result in no exemption being available to the purchasing Party.

     29.9 Non-Assignment. This Agreement shall be binding upon every subsidiary and affiliate of either Party that is engaged in providing telephone exchange and exchange access services in any territory within which BA is an Incumbent Local Exchange Carrier as of the date of this Agreement (the "BA Territory"), and shall continue to be binding upon all such entities regardless of any subsequent change in their ownership. Each Party covenants that, if it sells or otherwise transfers to a third Party its telephone exchange and exchange access network facilities within the BA Territory, or any portion thereof, to a third Party, it will require as a condition of such transfer that the transferee agree to be bound by this Agreement with respect to services provided over the transferred facilities. Except as provided in this paragraph, neither Party may assign or transfer (whether by operation of law or otherwise) this Agreement (or any rights or obligations hereunder) to a third Party without the prior written consent of the other Party which consent will not be unreasonably withheld; provided that either Party may assign this Agreement to a corporate Affiliate or an entity under its common control or an entity acquiring all or substantially all of its assets or equity by providing prior written notice to the other Party of such assignment or transfer. Any attempted assignment or transfer that is not permitted is void ab initio. Without limiting the generality of the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties' respective successors and assigns.

     29.10 Non-Waiver. Failure of either Party to insist on performance of any term or condition of this Agreement or to exercise any right or privilege hereunder shall not be construed as a continuing or future waiver of such term, condition, right or privilege.

     29.11    Disputed Amounts.

              29.11.1 If any portion of an amount due to a Party (the "Billing Party") under this Agreement is subject to a bona fide dispute between the Parties, the Party billed (the "Non-Paying Party") shall within thirty (30) days of its receipt of the invoice containing such disputed amount give notice to the Billing Party of the amounts it disputes ("Disputed Amounts") and include in such notice the specific details and reasons for disputing each item. The Non-Paying Party shall pay when due (i) all undisputed amounts to the Billing Party and (ii) all Disputed Amounts into an interest bearing escrow account with a third Party escrow agent mutually agreed upon by the Parties.

              29.11.2 If the Parties are unable to resolve the issues related to the Disputed Amounts in the normal course of business within ninety (90) days after delivery to the Billing Party of notice of the Disputed Amounts, each of the Parties shall appoint a designated representative who has authority to settle the dispute and who is at a higher level of management than the persons with direct responsibility for administration of this Agreement. The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the dispute and negotiate in good faith in an effort to resolve such dispute. The specific format for such discussions will be left to the discretion of the designated representatives, however all reasonable requests for relevant information made by one Party to the other Party shall be honored.

              29.11.3 If the Parties are unable to resolve issues related to the Disputed Amounts within forty-five (45) days after the Parties' appointment of designated representatives pursuant to Section 29.11.2, then either Party may file a complaint with the Department to resolve such issues or proceed with any other remedy pursuant to law or equity. The Department may direct release of any or all funds (including any accrued interest) in the escrow account, plus applicable late fees, to be paid to either Party.

              29.11.4 The Parties agree that all negotiations pursuant to this
Section 29.11 shall remain confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence. Any undisputed amounts not paid when due shall accrue interest from the date such amounts were due at the lesser of (i) one and one-half percent (1-1/2%) per month or (ii) the highest rate of interest that may be charged under applicable law.

     29.12 Notices. Notices given by one Party to the other Party under this Agreement shall be in writing and shall be (i) delivered personally, (ii) delivered by express delivery service, (iii) mailed, certified mail or first class U.S. mail postage prepaid, return receipt requested or (iv) delivered by telecopy to the following addresses of the Parties:

              To TCG:
              Teleport Communications Boston
              Two Teleport Drive
              Staten Island, New York  10311
              Attn:  Vice President, Carrier Relations
              Facsimile:  (718) 355-2147

              with a copy to:

              Teleport Communications Boston
              Two Teleport Drive
              Staten Island, New York  10311
              Attn: General Counsel

              To BA:

              Bell Atlantic Corporation
              1095 Avenue of Americas
              40th Floor
              New York NY   10036
              Att'n: President - Telecom Industry Services
              Facsimile:  (212) 597-2585

or to such other address as either Party shall designate by proper notice. Notices will be deemed given as of the earlier of (i) the date of actual receipt, (ii) the next business day when notice is sent via express mail or personal delivery, (iii) three (3) days after mailing in the case of first class or certified U.S. mail or (iv) on the date set forth on the confirmation in the case of telecopy.

     29.13 Publicity and Use of Trademarks or Service Marks. Neither Party nor its subcontractors or agents shall use the other Party's trademarks, service marks, logos or other proprietary trade dress in any advertising, press releases, publicity matters or other promotional materials without such Party's prior written consent.

     29.14 Joint Work Product. This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either Party.

     29.15 No Third Party Beneficiaries; Disclaimer of Agency. This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein express or implied shall create or be construed to create any third-Party beneficiary rights hereunder. Except for provisions herein expressly authorizing a Party to act for another, nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other Party unless otherwise expressly permitted by such other Party. Except as otherwise expressly provided in this Agreement, no Party undertakes to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party's business.

     29.16 No License. No license under patents, copyrights or any other intellectual property right (other than the limited license to use consistent with the terms, conditions and restrictions of this Agreement) is granted by either Party or shall be implied or arise by estoppel with respect to any transactions contemplated under this Agreement.

     29.17 Technology Upgrades. Nothing in this Agreement shall limit either Parties' ability to upgrade its network through the incorporation of new equipment, new software or otherwise. BA shall provide TCG written notice at least ninety (90) days prior to the incorporation of any such upgrades in BA's network which will materially impact TCG's service. TCG shall be solely responsible for the cost and effort of accommodating such changes in its own network.

     29.18 Survival. The Parties' obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement, including without limitation, Sections 21.4, 22.0, 23.0, 25.0, 26.0, 29.3, 29.6,
29.11, 29.13 and 29.17.

     29.19 Scope of Agreement. This Agreement is intended to describe and enable specific Interconnection and access to unbundled Network Elements and compensation arrangements between the Parties. This Agreement does not obligate either Party to provide arrangements not specifically provided for herein.

     29.20 Amendment. TCG and BA may mutually agree to amend this Agreement in writing. Since it is possible that amendments to this Agreement may be needed to fully satisfy the purposes and objective of this Agreement, the Parties agree to work cooperatively, promptly, and in good faith to negotiate and implement any such amendments to this Agreement.

     29.21 Entire Agreement. The terms contained in this Agreement and any Schedules, Exhibits, tariffs and other documents or instruments referred to herein are hereby incorporated into this Agreement by reference as if set forth fully herein and, constitute the entire agreement between the Parties with respect to the subject matter hereof, superseding all prior understandings, proposals and other communications, oral or written. Neither Party shall be bound by any preprinted terms additional to or different from those in this Agreement that may appear subsequently in the other Party's form documents, purchase orders, quotations, acknowledgments, invoices or other communications. This Agreement may only be modified by a writing signed by an officer of each Party.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of this 29th day of October, 1997.

TELEPORT COMMUNICATIONS BOSTON                     BELL ATLANTIC - MASSACHUSETTS



By:  /s/ STAUNTON OPPENHEIMER                      By:  /s/ JACOB J. GOLDBERG

Printed:  Staunton Oppenheimer                     Printed:  Jacob J. Goldberg

Title:  General Manager                            Title:   President - Telecom
                                                            Industry Services

                                  SCHEDULE 1.0

CERTAIN TERMS AS DEFINED IN THE ACT

"Affiliate" means a person that (directly or indirectly) owns or controls, is owned or controlled by, or is under common ownership or control with, another person. For purposes of this paragraph, the term "own" means to own an equity interest (or the equivalent thereof) of more than ten percent (10%).

"Dialing Parity" means that a person that is not an Affiliate of a LEC is able to provide Telecommunications Services in such a manner that Customers have the ability to route automatically, without the use of any access code, their Telecommunications to the Telecommunications Services provider of the Customer's designation from among two (2) or more Telecommunications Services providers (including such LEC).

"Exchange Access" means the offering of access to Telephone Exchange Services or facilities for the purpose of the origination or termination of Telephone Toll Services.

"InterLATA Service" means Telecommunications between a point located in a local access and transport area and a point located outside such area.

"Local Access and Transport Area" or "LATA" means a contiguous geographic area:
(a) established before the date of enactment of the Act by a Bell operating company such that no Exchange Area includes points within more than one (1) metropolitan statistical area, consolidated metropolitan statistical area, or State, except as expressly permitted under the AT&T Consent Decree; or (b) established or modified by a Bell operating company after such date of enactment and approved by the FCC.

"Local Exchange Carrier" means any person that is engaged in the provision of Telephone Exchange Service or Exchange Access. Such term does not include a person insofar as such person is engaged in the provision of a commercial mobile service under Section 332(c) of the Act, except to the extent that the FCC finds that such service should be included in the definition of such term.

"Network Element" means a facility or equipment used in the provision of a Telecommunications Service. Such term also includes features, functions, and capabilities that are provided by means of such facility or equipment, including subscriber numbers, databases, signaling systems, and information sufficient for billing and collection or used in the transmission, routing, or other provision of a Telecommunications Service.

"Number Portability" means the ability of users of telecommunications services to retain, at the same location, existing telecommunications numbers without impairment of quality, reliability, or convenience when switching from one telecommunications carrier to another.

"Telecommunications" means the transmission, between or among points specified by the user, of information of the user's choosing, without change in the form or content of the information as sent and received.

"Telecommunications Carrier" means any provider of Telecommunications Services, except that such term does not include aggregators of Telecommunications Services (as defined in Section 226 of the Communications Act).

"Telecommunications Service" means the offering of Telecommunications for a fee directly to the public, or to such classes of users as to be effectively available directly to the public, regardless of the facilities used.

"Telephone Exchange Service" means (a) service within a telephone exchange within a connected system of telephone exchanges within the same exchange area operated to furnish subscribers intercommunicating service of the character ordinarily furnished by a single exchange, and which is covered by the exchange service charge, or (b) comparable service provided through a system of switches, transmission equipment, or other facilities (or combination thereof) by which a subscriber can originate and terminate a telecommunications service.

"Telephone Toll Service" means telephone service between stations in different exchange areas for which there is made a separate charge not included in contracts with subscribers for exchange service.

                                PRICING SCHEDULE


I.       Reciprocal Compensation

(A)      Time of Day Definitions

                                   From                 To, but not
                                                         including
         Peak:
                          Monday - Friday:           9:00 am  9:00 pm
         Off-Peak:
                          Monday - Friday:           9:00 pm  9:00 am
                          Saturday & Sunday          All Day

(B)      Rates

         (1)      Base Rates - Per Minute of Use

                  Local Switching              Metro                 $.001703
                  Trunk Port Per MOU           Urban                 $.001820
                  (Peak)                       Suburban              $.002090
                                               Rural                 $.002093

                  Local Switching              Metro                 $.000379
                  Trunk Port Per MOU           Urban                 $.000404
                  (Off Peak)                   Suburban              $.000464
                                               Rural                 $.000465

                  Local Switching              Metro                 $.004647
                  Usage Per MOU                Urban                 $.007401
                  (Peak)                       Suburban              $.009549
                                               Rural                 $.014277

                  Local Switching              Metro                 $.001872
                  Uage Per MOU                 Urban                 $.003516
                  (Off Peak)                   Suburban              $.005282
                                               Rural                 $.008186

                  Tandem Switching             All Zones             $ $13.75
                  Digital Trunk Port

            Tandem Common Trunk ports          All Zones
            Per MOU                                     Peak         $.003528
                                                        Off Peak     $.000784

            Tandem Usage per MOU               All Zones
                                                        Peak         $.001586
                                                        Off Peak     $.001134

            Common Transport (Shared IOF)      All Zones
                                                        Peak         $.001780
                                                        Off-Peak     $.000400

   (2)      Optional Flat Rate Compensation

                           The following optional flat rate charges may be
selected by TCG when local usage is handed off to BA at a tandem. The cost elements are applicable by LATA.

           Element                    Eastern LATA             Western LATA

           Tandem Switch                   $423.36                  $423.36
           Digital Trunk Port

           Tandem Switching                $190.32                  $190.32
           Usage

           Tandem Switching                $423.36                  $423.36
           Digital Truck Port

           Common Transport                $213.60                  $213.60

           Local Switching Digital         $234.96                  $242.64

           Local Switching Usage         $1,021.56                $1,221.96

         (3) The Minute of Use and Flat Rates set forth above are rates set by the Department in the Consolidated Arbitrations and may be amended or revised from time to time as specified by the Department. The Parties agree to negotiate appropriate optional flat rates to apply when local usage is handed off to BA at an end office, with the intent of agreeing on mutually acceptable revisions no later than 30 business days after the Effective Date.

     (C)      Formula for determining reciprocal compensation

Reciprocal compensation is a function of the point of interconnection. As a facilities based provider. TCG may interconnect at either the end office (Meet Point A) or through an access tandem (Meet Point B). The following formulas reflect the appropriate rate components. In addition, Meet Point B can be purchased under TCG's flat rate option.

            (1)  When interconnecting at an end office: Meet Point A rates apply

                     Meet Point A =   Local Switching Trunk Port per MOU
                                      +        Local Switching Usage per MOU
                                      =        Meet Point A

            (2) When interconnecting at an access tandem: Meet Point B rates apply

                     Meet Point B =   Meet Point A
                                      +        Common Transport (Shared IOF)
                                      +        Tandem Common Trunk Port
                                      +        Tandem Common Trunk Port
                                      +        Tandem Usage
                                      =        Meet Point B

II.  Information Services Billing and Collection

     Fee = $.05 per message

     Rating Tables subscription = $1,500 per month


     BLV/BLVI ARE ADDRESSED IN SECTION IX BELOW

III. Transit Service

     (A)      Transit Service

              Transit service equates to 1 tandem switch usage element plus
              2 tandem trunk port elements
                                                      Peak           Off-Peak
         Tandem Switch Usage                         $.001586       $.001134
         Tandem Trunk Port                           $.003528       $.000784
         Tandem Trunk Port                           $.003528       $.000784
                  TRANSIT SERVICE                    $.008642       $.002702

     (B)      Dedicated Transiting Service

              Rate = twice the applicable charge for a collocated channel termination.

IV.    Interim Telecommunications Number Portability

     (A)      Monthly Recurring Charges

The parties shall pay to each other for ported telephone numbers the amounts determined in accordance with the Rochester Plan formula as referenced in the Department's Phase 3 Order in the Consolidated Arbitrations. Terminating IXC access charges shall be shared between BA and TCG pursuant to meet-point billing arrangements between the Parties using special estimated studies until such time as actual meet-point billing records are available.

     B.       Non-recurring charge

              Rate = $20 per ported number

         Non-recurring charges only apply when interim number portability is ordered separately from an unbundled link.


V.   IntraLATA 800

     Reciprocal Compensation(refer to I above).

     Compensation for records exchanged  = $.0115 per record

     800 Database inquiry = per database inquiry pursuant to each Party's applicable tariff.


VI.  Unbundled Links

     A.       Monthly Rates

              1.  2 Wire Analog Switched Voice Grade Link --   Metro      $ 7.54
                                                               Urban      $14.11
                                                               Suburban   $16.12
                                                               Rural      $20.04

         2.  4 Wire Analog Switched Voice Grade Link--       Metro    $30.97
                                                             Urban    $43.40
                                                             Suburban $46.95
                                                             Rural    $52.39

         3.  2 Wire Link Conditioned for Digital             Metro    =  $ 19.87
                                                             Urban    =  $ 27.24
                                                             Suburban =  $ 29.38
                                                             Rural    =  $ 32.84

         4.  4 Wire Link Conditioned for Digital             Metro    =  $ 76.11
                                                             Urban    =  $ 98.05
                                                             Suburban =  $102.64
                                                             Rural    =  $147.05

         5.  ISDN Premium  Link  =  Price determined on an Individual Case Basis upon request


     B.       Monthly Rates -- Service Access Charge

              1.      DS1, per termination                           $ 1.81

              2.      DS3, per termination                           $29.04

              3.      OC-3, per termination                          $20.91

              4.      OC-12, per termination                         $20.91

              5.       DS0, per termination                          $ 0.54



VII. 911/E911 Interconnection


         BA will bill Basic 911 traffic at the same rates it bills other local traffic from TCG. For E911 service, TCG will pay a monthly rate based on the number of TCG telephone numbers in the E911 database. The monthly rate will be based on the BA E911 costs in Massachusetts as reported to the Department each April and will be calculated by dividing the total E911 costs for Residence by the total number of Residence telephone numbers in the data bases added to the total E911 costs for Business divided by the total number of Business telephone numbers in the data base. The total annual costs for Residence and Business will be divided by 12 to develop the total monthly cost for Residence and Business. The monthly bill to TCG will be calculated by multiplying the number of Residence TCG telephone numbers contained in the E911 data base times the monthly rate per telephone number for Residence plus the number of business TCG telephone numbers in the E911 data base times the monthly rate per telephone number for Business.

VIII.       Wholesale Discounts

     (A).   Month- to- month discounts

            Resale with Operator Services and Directory Assistance        24.99%

            Resale without Operator Services and Directory Assistance     29.47%

         (B) The discounts set forth above are discounts set by the Department in the Consolidated Arbitrations and may be amended or revised from time to time as specified by the Department.


IX.  Directory Assistance and Operator Services

     (A)      Directory Assistance Service


              (1)     Directory Assistance Service                  Rate

                  DA BA Branding
                  Per request for one telephone number                          $0.309413

                  DA TCG Branding
                  Per request for one telephone number                          $0.309413

                  DA Unbranded
                  Per request for one telephone number                          $0.258784

                  Branding Surcharge, per call                                  $0.050629


          (2)     Directory Assistance Call Completion (DACC) [NOTE 1]

                  Branded DA
                  Per request for one telephone number
                  Plus call completion                                          $0.424469

                  Unbranded DA,
                  Per request for one telephone number
                  Plus call completion                                          $0.373840

                  DACC Surcharge, per call                                      $0.115056


 (B)      Inward Operator Services

                  Busy Line Verification (BLV), per second                      $0.032624

                  Busy Line Verification with Interrupt (BLVI)
                  Per second                                                    $0.032624

                  Branding Surcharge, per request                               $0.050629


 (C)      0+/Mechanized Operator Calls [NOTE 1]

          (1)     Calling Card, per request                                     $0.096659

          (2)     Collect, per request                                          $0.098626

          (3)     Third Number, per request                                     $0.098626

          (4)     Branding surcharge per call                                   $0.050629


 (D)      0-/Operator Handled Calls [NOTE 1]

          (1)     0-/Operator Handled Calls, per second                         $0.012817

          (2)     Branding surcharge, Per call                                  $0.050629


 (E)      Operator Emergency Bulletin Service

          Per State Bulletin, per year                                          $17.80


 (F)      TOPS Trunk Ports

          (1)     TOPS Trunk Port (Dedicated)

                  One time, Nonrecurring charge                                 $147.87

                  DS1 Port, Per month                                           $348.72

                  Service Access Charge, Per TOPS port, per month               $  1.81

         (2)     IOF mileage for Dedicated Trunk Transport

                 One time, Nonrecurring charges

                          Service Order, per Order                    $ 25.74

                          Manual Surcharge, per Order                 $TBD

                          Provisioning, per DS1                       $445.24

                 DS1 Interoffice Mileage,
                 Fixed Charge per DS1, per month                      $126.35

                 Mileage Charge, Per mile, per month                  $  0.73


(G)      Local Switching/Trunk port

                 Local Switching                     Metro             $.001703
                 Trunk Port Per MOU                  Urban             $.001820
                 (Peak)                              Suburban          $.002090
                                                     Rural             $.002093

                 Local Switching                     Metro             $.000379
                 Trunk Port Per MOU                  Urban             $.000404
                 (Off Peak)                          Suburban          $.000464
                                                     Rural             $.000465

     (H)      Local Switching/Usage

                      Local Switching              Metro            $.004647
                      Usage Per MOU                Urban            $.007401
                      (Peak)                       Suburban         $.009549
                                                   Rural            $.014277

                      Local Switching              Metro            $.001872
                      Uage Per MOU                 Urban            $.003516
                      (Off Peak)                   Suburban         $.005282
                                                   Rural            $.008186


     (I)      Unbundled Tandem Transport Charges (UTTC)

                      Per MOU, Peak                                $0.001780

                      Per MOU, Off peak                            $0.000400


     (J)      Tandem Transit Service Charge (TTSC)

              The TTSC is set forth in section III(A) of this Pricing Schedule

     (K)      Reciprocal Compensation/Meet Point A Arrangement

              (1)     Metro Zone                                    Peak              Off-Peak
                                                                    ----              --------

                      Local Switch Uage
                      Per MOU                                     $0.004647         $0.001872

                      Local Digital Trunk Port (Shared)
                      Per MOU                                     $0.001703         $0.000379

                      Total Meet Point A Arrangement
                      Per MOU                                     $0.006350         $0.002251

              (2)     Urban Zone

                      Local Switch Uage
                      Per MOU                                     $0.007401         $0.003516

                      Local Digital Trunk Port (Shared)           $0.001820         $0.000404
                      Per MOU

                      Total Meet Point A Arrangement
                      Per MOU                                     $0.009221         $0.003920

              (3)     Suburban Zone

                      Local Switch Uage
                      Per MOU                                     $0.009549         $0.005282

                      Local Digital Trunk Port (Shared)           $0.002090         $0.000464
                      Per MOU

                      Total Meet Point A Arrangement
                      Per MOU                                     $0.011639         $0.005746

              (4)     Rural Zone

                      Local Switch Uage
                      Per MOU                                     $0.014277         $0.008186

                      Local Digital Trunk Port (Shared)

                      Per MOU                                     $0.002093         $0.000465

                      Total Meet Point A Arrangement
                      Per MOU                                     $0.016370         $0.008651

NOTE 1 -- For all Directory Assistance and Operator Services Call Completions, the appropriate local switch usage charges and composite rates (UTTC, TTSC, and Reciprocal Compensation) shall apply.

SCHEDULE 8.2  BA INTERVALS FOR INSTALLATION

Service Order Standard Intervals
--------------------------------

                                          Number of         Standard Interval
                                          DSI Trunks        (Business Days)
                                          ----------        ---------------

Establishment of New Trunk Groups           1-10              60
                                            over 10           negotiated

Additions to Existent Trunk Groups          1-4               30
                                            over 4            negotiated

EXHIBIT A

                        NETWORK ELEMENT BONA FIDE REQUEST


     1. Each Party shall promptly consider and analyze access to a new unbundled Network Element with the submission of a Network Element Bona Fide Request hereunder. The Network Element Bona Fide Request process set forth herein does not apply to those services requested pursuant to Report & Order and Notice of Proposed Rulemaking 91-141 (rel. Oct. 19, 1992) P. 259 and n.603 or subsequent orders.

     2. A Network Element Bona Fide Request shall be submitted in writing and shall include a technical description of each requested Network Element.

     3. The requesting Party may cancel a Network Element Bona Fide Request at any time, but shall pay the other Party's reasonable and demonstrable costs of processing and/or implementing the Network Element Bona Fide Request up to the date of cancellation.

     4. Within ten (10) business days of its receipt, the receiving Party shall acknowledge receipt of the Network Element Bona Fide Request.

     5. Except under extraordinary circumstances, within thirty (30) days of its receipt of a Network Element Bona Fide Request, the receiving Party shall provide to the requesting Party a preliminary analysis of such Network Element Bona Fide Request. The preliminary analysis shall confirm that the receiving Party will offer access to the Network Element or will provide a detailed explanation that access to the Network Element is not technically feasible and/or that the request does not qualify as a Network Element that is required to be provided under the Act.

     6. If the receiving Party determines that the Network Element Bona Fide Request is technically feasible and otherwise qualifies under the Act, it shall promptly proceed with developing the Network Element Bona Fide Request upon receipt of written authorization from the requesting Party. When it receives such authorization, the receiving Party shall promptly develop the requested services, determine their availability, calculate the applicable prices and establish installation intervals.

     7. Unless the Parties otherwise agree, the Network Element Requested must be priced in accordance with Section 252(d)(1) of the Act.

     8. As soon as feasible, but not more than ninety (90) days after its receipt of authorization to proceed with developing the Network Element Bona Fide Request, the receiving Party shall provide to the requesting Party a Network Element Bona Fide Request quote which will include, at a minimum, a description of each Network Element, the availability, the applicable rates and the installation intervals.

     9. Within thirty (30) days of its receipt of the Network Element Bona Fide Request. quote, the requesting Party must either confirm its order for the Network Element Bona Fide Request pursuant to the Network Element Bona Fide Request quote or seek arbitration by the Commission pursuant to Section 252 of the Act.

     10. If a Party to a Network Element Bona Fide Request believes that the other Party is not requesting, negotiating or processing the Network Element Bona Fide Request in good faith, or disputes a determination, or price or cost quote, or is failing to act in accordance with Section 251 of the Act, such Party may seek mediation or arbitration by the Commission pursuant to Section 252 of the Act.